                                                                     EXHIBIT 4.2

                             PARTICIPATION AGREEMENT


                          Dated as of November 8, 2001

                                      among


                        ENERGY RESOURCE TECHNOLOGY, INC.
                    Lessee, Construction Agent and Guarantor

                          CAL DIVE INTERNATIONAL, INC.
                               as Parent Guarantor

              CAL DIVE/GUNNISON BUSINESS TRUST NO. 2001-1, through
                            WILMINGTON TRUST COMPANY,
          not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement dated as of the date hereof,
                            Owner Trustee and Lessor

                     THE PERSONS NAMED ON SCHEDULE I HERETO,
                             as Certificate Holders

                                  BANK ONE, NA,
                     and the various financial institutions
                party to the Loan Agreement from time to time as
                       the Tranche A and Tranche B Lenders

                                       and

                                  BANK ONE, NA,
                                      Agent

                                   ----------

                 Synthetic Lease Financing of Gunnison Platform

                         BANC ONE CAPITAL MARKETS, INC.
                                  Lead Arranger

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "PARTICIPATION AGREEMENT") dated as of November 8, 2001 is entered into by and among ENERGY RESOURCE TECHNOLOGY, INC., a Delaware corporation, as Lessee, Construction Agent and Guarantor (together with its permitted successors and assigns, in its capacity as Lessee, the "LESSEE", in its capacity as Construction Agent, and in its capacity as Guarantor; CAL DIVE INTERNATIONAL, INC. a Minnesota corporation, as Parent Guarantor; WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Trust Agreement (in such capacity, together with its successors and permitted assigns under the Trust Agreement the "OWNER TRUSTEE"); CAL DIVE/GUNNISON BUSINESS TRUST NO. 2001-1-1, a Delaware business trust (the "LESSOR"); the Persons named on Schedule I hereto (together with their respective permitted successors, assigns and transferees), each as owners of an undivided beneficial interest in the Lessor ("CERTIFICATE HOLDERS"); BANK ONE, NA (with its principal office in Chicago, Illinois) and various financial institutions party to the Loan Agreement from time to time as the Tranche A Lenders and various financial institutions party to the Loan Agreement from time to time as the Tranche B Lenders thereunder (together with each of their permitted successors and assigns, the "LENDERS"); and BANK ONE, NA (with its principal office in Chicago, Illinois), in its capacity as Agent (together with its successors and assigns in such capacity from time to time, the "AGENT") for the Lenders;

                                   WITNESSETH:

         WHEREAS, pursuant to the terms and provisions of the Trust Agreement (which is substantially in the form of Exhibit A hereto), the Certificate Holders have authorized the Owner Trustee to take certain actions with respect to the transactions contemplated hereby for the purpose of providing financing for the construction of a production platform known as the Gunnison Platform (the "Platform").

         WHEREAS, Lessor shall own a twenty percent (20%) undivided beneficial interest in the Platform (such undivided interest being referred to as the "Property") and as such, subject to the terms of this Agreement and the other Operative Documents, shall provide financing for the Construction Costs relating to the Platform in accordance with the terms of the Operative Documents in a maximum aggregate amount of $67,000,000 (the "Aggregate Commitment"). Subject to the terms and conditions of this Agreement and other Operative Documents, 94.076745% of the Aggregate Commitment (i.e $63,031,419, in the aggregate) will be provided through Advances made by the Lenders and 5.923255% of the Aggregate Commitment (i.e. $3,968,581, in the aggregate) will be provided through Advances made by the Certificate Holders. The Construction Costs are equal to approximately 20% of the total cost of construction of the Platform.

         WHEREAS, the remaining cost of construction of the Platform will be provided pursuant to a separate financing arrangement by Kerr-McGee (the "Kerr-McGee Financing") and pursuant to a separate financing or purchase arrangement by CXY Energy Offshore Inc. (fka Nexen Petroleum Offshore U.S.A. Inc.). Funds provided through the Kerr-McGee Financing will represent approximately 50% of the total cost of construction of the Platform and funds provided



                                                         Participation Agreement
by, or for the benefit of, CXY Energy Offshore Inc. will represent approximately 30% of the total cost of construction of the Platform.

         WHEREAS, the finance parties under the Kerr-McGee Financing will, subject to the terms and conditions of the documents evidencing that transaction, provide Kerr-McGee Oil & Gas Corporation with financing in the maximum aggregate amount of $157,000,000 (the "Kerr-McGee Commitment"). Subject to the terms and condition of the documents evidencing the Kerr-McGee Financing, approximately 95.54% of the Kerr-McGee Commitment (i.e $150,000,000, in the aggregate) will be provided through loan advances made by the lenders under that facility and approximately 4.46% of the Kerr-McGee Commitment (i.e. $7,000,000, in the aggregate) will be provided through loan advances made by the certificate holders under that facility.

         WHEREAS, pursuant to the financing arrangements set forth and contemplated by the terms of this Agreement, (i) Lessee, as Construction Agent, shall cause the construction of the Platform and shall apply Advances from Lessor to pay the costs thereof, (ii) Lessee and Parent Guarantor shall grant to Lessor such rights in and to the Governmental Leases and the Site (each as defined in Appendix A) and provide such other covenants of support as are set forth in Section 8(d)(xix) in connection therewith, and (iii) Lessee shall lease the Property from the Lessor for the Basic Term pursuant to that certain Lease Agreement and Mortgage and Deed of Trust (which is substantially in the form of Exhibit B hereto) dated of even date herewith (the "Lease").

         WHEREAS, the Certificate Holders are willing personally to provide a portion of the funding of the costs of undertaking and completing those actions set forth above;

         WHEREAS, the Lessor wishes to obtain, and the Lenders are willing to provide, financing of the remaining portion of the funding of the costs of undertaking and completing those actions set forth above;

         WHEREAS, the Lessee contemplates leasing from the Lessor the Property; and

         WHEREAS, to secure such financing, the Lenders will have, to the extent provided in the Operative Documents, the benefit of a Lien from the Lessor on the Lessor's right, title and interest in the Property and on substantially all of the Lessor's rights against the Lessee under the Lease and against the Construction Agent under the Construction Agency Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Participation Agreement.



                                                         Participation Agreement

SECTION 2. DOCUMENTATION DATE; AVAILABILITY DATE.

         (a) DOCUMENTATION DATE. The Documentation Date (the "Documentation Date") shall occur on the earliest date on which the following conditions precedent shall have been satisfied:

                  (i) PARTICIPATION AGREEMENT. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

                  (ii) LEASE. The Lease shall have been duly authorized, executed and delivered by the parties thereto.

                  (iii) CONSTRUCTION AGENCY AGREEMENT; CONSTRUCTION DOCUMENTS ASSIGNMENT. The Construction Agency Agreement and the Construction Documents Assignment shall have been duly authorized, executed and delivered by the parties thereto.

                  (iv) CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT. The Construction Agency Agreement Assignment shall have been duly authorized, executed and delivered by the Lessor, as assignor, in favor of the Agent, and consented to and acknowledged by the Construction Agent.

                  (v) LOAN AGREEMENT. The Loan Agreement shall have been duly authorized, executed and delivered by the parties thereto.

                  (vi) ASSIGNMENT OF LEASES AND RENTS. The Assignment of Leases and Rents shall have been duly authorized, executed and delivered by the Lessor, as assignor, in favor of the Agent, and consented to and acknowledged by the Lessee.

                  (vii) FEES. The Lessee shall have paid in full all fees then due and payable pursuant to the Fee Letter.

                  (viii) OTHER OPERATIVE DOCUMENTS. The other Operative Documents to be delivered in connection with the Documentation Date shall have been duly authorized, executed and delivered by the parties thereto.

                  (ix) OTHER CONDITIONS PRECEDENT. The conditions precedent set forth in Section 9(a) shall have been satisfied or waived by the applicable parties as set forth therein.

         (b) AVAILABILITY DATE. For purposes of this Participation Agreement and the other Operative Documents, the "AVAILABILITY DATE" shall mean the date, on or after the Documentation Date, on which all the conditions precedent set forth in Section 9(b) shall have been satisfied or waived by the applicable parties as set forth therein, on or after which Advances may be made pursuant to Funding Requests (as defined in Section 3(c)) subject to the terms of this Agreement.



                                                         Participation Agreement

SECTION 3. FUNDING OF ADVANCES

         (a) CERTIFICATE HOLDERS' COMMITMENT. (i) Subject to the conditions and terms hereof, the Certificate Holders shall cause the Lessor to take the following actions at the written request of the Lessee from time to time during the Commitment Period:

                           (1) the Lessor shall make Advances (out of funds
                  provided by the Participants) to the Construction Agent for the purpose of financing the Allocated Construction Costs of the Platform; and

                           (2) the Lessor shall lease the Property to the Lessee
                  under the Lease. Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance with respect to the Platform if, after giving effect thereto, (i) the aggregate outstanding amounts of the Tranche A Loans, Tranche B Loans and the Equity Amounts would exceed the aggregate Commitments of the Tranche A Lenders, the Tranche B Lenders and the Certificate Holders, or (ii) the remaining Allocated Estimated Construction Costs at such time exceed the remaining aggregate amount of undisbursed Commitments.

                  (ii) Subject to the conditions and terms hereof, each Certificate Holder severally agrees that it shall personally make available at the request of the Lessee from time to time during the Commitment Period, on each Funding Date an amount (each an "EQUITY AMOUNT") in immediately available funds equal to such Certificate Holder's applicable Commitment Percentage of the amount of the Advance being funded on such Funding Date. Notwithstanding any other provision hereof, no Certificate Holder shall be obligated to make available any Equity Amount if, after giving effect to the proposed Equity Amount, the outstanding aggregate amount of such Certificate Holder's Equity Amounts would exceed such Certificate Holder's Commitment.

         (b) LENDERS' COMMITMENT. Subject to the conditions and terms hereof, each Lender severally shall make Loans to the Lessor at the request of the Lessee for the purpose of financing Allocated Construction Costs from time to time during the Commitment Period, on each Funding Date in an amount in immediately available funds equal to each such Lender's applicable Commitment Percentage of the amount of the Advance being funded on such Funding Date, as provided in the Loan Agreement. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding aggregate amount of such Lender's Loans would exceed such Lender's Commitment.

         (c) PROCEDURES FOR ADVANCES. (i) With respect to each funding of an Advance, the Lessee shall give the Lessor and the Agent prior written notice not later than 10:00 a.m., Chicago time, three (3) Business Days (unless waived) prior to the proposed Funding Date and, in the case of the first Funding Date two (2) Business Days prior to such Funding Date pursuant to an irrevocable Funding Request substantially in the form of Exhibit I (a "FUNDING REQUEST"), specifying the proposed Funding Date, the amount of Advance requested and such other information and documents as required pursuant to the terms of this Agreement. Except for the final Funding Request, each Funding Request shall be in an amount at least equal to $1,000,000 and in multiples of $100,000 if in excess of such amount. Lessee shall request one (1) Funding



                                                         Participation Agreement

Date per month and be allowed a maximum of 2 separate LIBOR tranches at any one time. The proceeds of each funding will be used to pay the Construction Agent for accrued but unpaid Allocated Construction Costs (including, without limitation, Construction Period Interest, Construction Period Yield, Construction Period Fees, Construction Period Indemnity Amounts and Transaction Expenses); and the Funding Date therefor shall be a date on or before the applicable Scheduled Payment Date; provided, however, that if the Lessee fails to duly and timely submit a Funding Request which provides for the payment of Construction Period Interest, Construction Period Yield, Construction Period Fees, Construction Period Indemnity Amounts or Transaction Expenses on the applicable Scheduled Payment Date, the Lessee hereby irrevocably authorizes and directs the Agent (at its option) to cause the Participants to fund to the Participants such amounts as may be necessary to pay in full all such amounts.

                  (i) Upon satisfaction or waiver of the conditions precedent to such Advance set forth in Section 9(c), the Lessee, as Construction Agent, shall pay (or cause the Operator to pay) Allocated Construction Costs with the funds provided by the Certificate Holders and the Lenders for such Advance. The transfer by any Participant of its portion of an Advance shall evidence such Participant's satisfaction that the conditions precedent to such Advance have been met or waived. Except as set forth above and as the parties may otherwise agree in writing, Advances shall be made solely to provide the Lessee or the Construction Agent with funds with which to pay Allocated Construction Costs.

                  (ii) All remittances made by the Participants for the funding of any Advance shall be made on the applicable Funding Date in immediately available Federal funds by wire transfer to the accounts specified in the applicable Funding Request. Subject to the prior satisfaction of all of the applicable conditions set forth in Section 9, the Participants will use reasonable efforts to fund the applicable Advance prior to 2:00 p.m., Chicago time, on such Funding Date.

                  (iii) In no event will the total Property Balance at any time exceed (i) the Construction Cost as set forth in the Approved Budget, in the aggregate whether under construction or completed and still subject to the Lease, or (ii) the Fair Market Sales Value of the Platform expected upon Completion, as set forth in the Appraisal.

                  (iv) In no event shall the Lenders or Certificate Holders be required to make, and the Lenders and the Certificate Holders shall have no obligation to, fund any Advance or portion thereof which is to be allocated to Cost Overruns.

         (d) CAPITALIZATION OF CERTAIN AMOUNTS DURING CONSTRUCTION PERIOD. During the Construction Period, on each date which is three (3) Business Days prior to any Payment Date, Lessee shall be deemed to have requested in Advance in an amount equal to the applicable Construction Period Interest, Construction Period Yield, Construction Period Fees and Construction Period Indemnity and Supplemental Rent Amounts which have accrued or are due, as the case may be. The Funding Date with respect to each such Advance for such Construction Period Interest, Construction Period Yield, Construction Period Fees and Construction Period Indemnity and Supplemental Rent Amounts shall be the relevant Payment Date (subject to the terms and conditions for an Advance set forth in this Participation Agreement) and the proceeds of such Advance shall be applied to pay such amounts (and will be deemed to satisfy any



                                                         Participation Agreement
corresponding Rent payment obligation). On each such Funding Date as to which such an Advance is being made, the Construction Costs shall be increased by an amount equal to the Construction Period Interest, the Construction Period Yield, the Construction Period Fees and Construction Period Indemnity and Supplemental Rent Amounts so funded; provided, however, that if any such Advance hereunder would exceed the Available Commitment of a Participant, such Participant shall not have any obligation to make any such Advance.

         (e) NON-FUNDING LENDER. In the event that any Lender (a "DEFAULTING LENDER") fails to make available on a Funding Date an amount equal to such Lender's applicable Commitment Percentage of the amount of the Advance required by the terms hereof to be funded on such Funding Date (a "DEFAULTED AMOUNT"), or Agent determines that a Lender will become a Defaulting Lender on the applicable Funding Date, Agent shall promptly notify Lessee thereof and Lessee shall have the option, except in respect of any Advance pursuant to the preceding paragraph
(d) and without in any way waiving the occurrence of any Default, to postpone the funding of the entire Advance or the portion thereof representing the Defaulted Amount (provided, however, that such postponement shall in no event relieve Lessee of its obligation to pay as Rent any Break Costs suffered or incurred by any Participant, but Lessee may offset any such costs against amounts otherwise payable by it, under the Operative Documents or otherwise, to the Defaulting Lender). Whether or not such option is exercised, the Agent may elect to have the Defaulting Lender replaced with a new Lender reasonably acceptable to Lessee, and Agent and the Defaulting Lender shall cooperate (at the cost of the Defaulting Lender) in replacing such Defaulting Lender. Notwithstanding the existence of any Defaulting Lender, each other Lender (each, a "NON-DEFAULTING LENDER") shall timely fund its respective portion of the applicable Advance as required.

         (f) NON-FUNDING CERTIFICATE HOLDER. In the event that any Certificate Holder (a "DEFAULTING CERTIFICATE HOLDER") fails to make available on a Funding Date an amount equal to such Certificate Holder's applicable Commitment Percentage (also a "DEFAULTED AMOUNT"), or Agent determines that a Certificate Holder will become a Defaulting Certificate Holder on the applicable Funding Date, Agent shall promptly notify Lessee thereof and Lessee shall have the option, except in respect of any Advance pursuant to the preceding paragraph (d) and without in any way waiving the occurrence of any Default, to postpone the funding of the entire Advance or the portion thereof representing the Defaulted Amount (provided, however, that such postponement shall in no event relieve Lessee of its obligation to pay as Supplemental Rent any Break Costs suffered or incurred by any Participant, but Lessee may offset any such costs against amounts otherwise payable by it, under the Operative Documents or otherwise, to the Defaulting Certificate Holder). Whether or not such option is exercised, Lessor or Agent may elect to have the Defaulting Certificate Holder replaced with a new Certificate Holder reasonably acceptable to Lessee and Agent and the Defaulting Certificate Holder shall cooperate (at the cost of the Defaulting Certificate Holder), in replacing such Defaulting Certificate Holder. Notwithstanding the existence of any Defaulting Certificate Holder, each other Certificate Holder (each, "NON-DEFAULTING CERTIFICATE HOLDER") shall timely fund its portion of the applicable Advance.

         (g) ADDITIONAL RIGHTS OF LESSEE. In the case of any Defaulted Amounts Lessee shall have the additional rights provided under Section 22.



                                                         Participation Agreement

SECTION 4. YIELD; INTEREST; FACILITY FEES

         (a) YIELD. (i) The amount of the Equity Amounts outstanding from time to time shall accrue yield ("YIELD") at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is determined by reference to the LIBO Rate (Reserve Adjusted) or the Alternate Base Rate not based upon the Prime Rate, a 360-day year basis and, when the Yield Rate is determined by reference to the Alternate Base Rate based upon the Prime Rate, a 365- (or, if applicable, 366-) day year basis. If all or any portion of the Equity Amounts, any Yield payable thereon or any other amount payable to any Certificate Holders, Lessor or Owner Trustee hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

                  (i) The Lessee shall, pursuant to the Assignment of Leases and Rents, deposit in the Account the Equity Basic Rent (determined on the basis of accrued Yield due in accordance with clause (i) above) and all other amounts due with respect to the Equity Amounts payable by the Lessee under the Lease from time to time.

                  (ii) During the Construction Period, subject to Section 4(c) and the terms and conditions set forth in this Participation Agreement with respect to Advances, Yield shall accrue on outstanding Equity Amounts and shall be funded monthly by the Lenders and the Certificate Holders pursuant to Section 3(a) and (b). During the Basic Term, such Yield shall be paid as a component of Basic Rent.

         (b) INTEREST ON LOANS

                  (i) The amount of each Loan shall accrue interest at the applicable rate set forth in the Loan Agreement, calculated using the actual number of days elapsed and, when the interest on the Loans is determined by reference to the LIBO Rate (Reserve Adjusted) or the Alternate Base Rate not based upon the Prime Rate, a 360-day year basis and, when such interest is determined by reference to the Alternate Base Rate based upon the Prime Rate, a 365- (or, if applicable, 366-) day year basis. If all or any portion of the Loans, any interest payable thereon or any other amount payable to any Lender, or the Agent hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

                  (ii) The Lessee shall, pursuant to the Assignment of Leases and Rents, deposit in the Account the Lender Basic Rent (determined on the basis of amounts due in accordance with clause (i) above) and all other amounts due with respect to the Loans payable by the Lessee under the Lease from time to time.

                  (iii) During the Construction Period, subject to Section 4(c) and the terms and conditions set forth in this Participation Agreement with respect to Advances, interest shall accrue on outstanding Loans and shall be paid as an Advance in accordance with the Approved Budget. During the Basic Term, such interest shall be paid as a component of Basic Rent.



                                                         Participation Agreement

         (c) PREPAYMENTS OF LOANS AND EQUITY AMOUNTS. In the event that the Lessee pays the Property Balance to the Lessor in connection with the Lessee's purchase of the Property in accordance with Sections 6, 11 or 16 of the Lease, the Lessor will prepay the entire outstanding principal amount of the Loans and Equity Amounts (or portion thereof so paid in the case of Section 11 or 6(e) of the Lease). Each of the Participants and the Lessor hereby acknowledge that its Loans or Equity Amounts, as the case may be, may be so prepaid without any prepayment premium other than Break Costs and other amounts pursuant to Section 4(e)(iii).

         (d) FACILITY FEES; OTHER FEES. The Lessee agrees to pay the fees set forth in this Section 4(d); provided that during the Construction Period such fees shall be paid only out of the proceeds of an Advance in accordance with the Approved Budget, and shall not represent direct recourse obligations of the Lessee (except to the extent the Lessee is obligated to pay the Property Balance).

                  (i) COMMITMENT FEES. The Lessee agrees to pay to each Tranche A Lender, each Tranche B Lender and each Certificate Holder for the Construction Period (including any portion of such Construction Period when any Participant's Commitment is suspended by reason of the Lessee's inability to satisfy any condition of Section 9), a facility fee (collectively, the "COMMITMENT FEES") at a per annum rate equal to the Applicable Facility Fee Percentage on each Participant's Available Commitment. The Commitment Fees shall be payable by the Lessee in arrears with respect to each monthly period (or portion thereof, for the first and last such periods) following the Documentation Date on the first day of each month (provided, however, that if such day is not a Business Day, such payment shall be due on the immediately preceding Business Day in the full amount due on such first day), commencing December 1, 2001 through and including the first day immediately following the expiration of the Construction Period, and shall be determined on the basis of the daily average Available Commitments during each such monthly period. The Commitment Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Commitment Fees are payable over a year of 360 days.

                  (ii) OTHER FEES. The Lessee agrees to pay the following fees in the amounts and at the times as provided in the Fee Letter and in accordance with the Approved Budget: (x) to the Agent, for its own account, the Annual Administration Fees, (y) to the Arranger, for its own account, the Arrangement Fee, and (z) to the Arranger, for its own account, the Structuring Fee; provided, that, during the Construction Period, such fees shall be paid from the proceeds of Advances.

         (e) INTEREST AND YIELD PROTECTION.

                  (i) Alternate Rate of Interest. If prior to the commencement of any Interest Period for an Advance with interest or Yield determined by reference to the LIBO Rate (Reserve Adjusted):

                           (1) the Agent determines (which determination shall
                  be conclusive absent manifest error) that adequate and reasonable means do not exist for



                                                         Participation Agreement
                  ascertaining the LIBO Rate (Reserve Adjusted) or the LIBO Rate, as applicable, for such Interest Period; or

                           (2) the Agent is advised by any Participant or
                  Participants that because of a change in circumstances affecting the eurocurrency market generally the LIBO Rate (Reserve Adjusted) or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Participants (or Participant) of making or maintaining their Loans or Equity Amounts (or its Loan or Equity Amount) for such Interest Period; then the Agent shall give notice thereof to the Lessee and the Participants by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Lessee and the Participants that the circumstances giving rise to such notice no longer exist, (i) any Funding Request that requests the conversion or continuation of an Advance with interest determined by reference to the LIBO Rate (Reserve Adjusted) shall be ineffective, (ii) if any Funding Request requests an Advance with interest determined by reference to the LIBO Rate (Reserve Adjusted), such Advance shall be made as an Alternate Base Rate Advance and (iii) any Funding Request by the Lessee for an Advance with interest determined by reference to the LIBO Rate (Reserve Adjusted) shall be ineffective; provided, however, that if the circumstances giving rise to such notice do not affect all the Participants, then requests by the Lessee for an Advance with interest determined by reference to the LIBO Rate (Reserve Adjusted) may be made to Participants that are not affected thereby.

                  (ii) Increased Costs.

                           (1) If any Change in Law shall:

                                    (a) impose, modify or deem applicable any
                           reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Participant (except any such reserve requirement reflected in the LIBO Rate (Reserve Adjusted)); or

                                    (b) impose on any Participant or the London
                           interbank market any other condition affecting this Agreement or Advances made by such Participant under this Agreement and the result of any of the foregoing shall be to increase the cost to such Participant of making, funding or maintaining any such Loan or Equity Amount (or of maintaining its obligation to make any such Loan or Equity Amount) or to reduce the amount of any sum received or receivable by such Participant hereunder (whether of principal, interest, Equity Amount, Yield or otherwise), then the Lessee will pay to such Participant such additional amount or amounts as will compensate such Participant for such additional costs incurred or reduction suffered.

                           (2) If any Participant determines that any Change in
                  Law regarding capital requirements has or would have the effect of reducing the rate of return on such Participant's capital or on the capital of such Participant's holding company,



                                                         Participation Agreement
                  if any, as a consequence of this Agreement or the Loans or Equity Amounts made, funded or created by, such Participant, to a level below that which such Participant or such Participant's holding company could have achieved but for such Change in Law (taking into consideration such Participant's policies and the policies of such Participant's holding company with respect to capital adequacy), then from time to time the Lessee will pay to such Participant such additional amount or amounts as will compensate such Participant or such Participant's holding company for any such reduction suffered.

                           (3) A certificate of a Participant setting forth the
                  amount or amounts necessary to compensate such Participant or its holding company, as the case may be, as specified in paragraph (1) or (2) of this Subsection shall be delivered to the Lessee and shall be conclusive absent manifest error. The Lessee shall pay such Participant the amount shown as due on any such certificate within 10 days after receipt thereof.

                           (4) Failure or delay on the part of any Participant
                  to demand compensation pursuant to this Subsection shall not constitute a waiver of such Participant's right to demand such compensation; provided, however, that the Lessee shall not be required to compensate a Participant pursuant to this Subsection for any increased costs or reductions incurred more than three months prior to the date that such Participant notifies the Lessee of the Change in Law giving rise to such increased costs or reductions and of such Participant's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  (iii) Break Funding Payments. In the event of (1) the payment of any principal of any Loan or Equity Amount other than on the last day of an Interest Period applicable thereto (including as result of an Event of Default), (2) the conversion of any Loan or Equity Amount other than on the last day of the Interest Period applicable thereto,
         (3) the failure to borrow, convert, continue or prepay any Loan or Equity Amount on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith), or (4) the assignment of any Loan or Equity Amount other than on the last day of the Interest Period applicable thereto as a result of a request by Lessee then, in any such event, the Lessee shall compensate each Participant for the loss, costs and expense attributable to such event, including, without limitation, Break Costs and any costs associated with the termination by any Participant of any foreign currency exchange arrangements. The loss to any Participant attributable to any such event shall be deemed to include an amount determined by such Participant to be equal to the excess, if any, of (i) the amount of interest that such Participant would pay for a deposit equal to the principal amount of such Loan or Equity Amount for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest



                                                         Participation Agreement
         rate payable on such deposit were equal to the LIBO Rate (Reserve Adjusted) for such Interest Period, over (ii) the amount of interest that such Participant would earn on such principal amount for such period if such Participant were to invest such principal amount for such period at the interest rate that would be bid by such Participant (or an Affiliate of such Participant) for dollar deposits from other banks in an eurodollar market at the commencement of such period. A certificate of any Participant setting forth any amount or amounts that such Participant is entitled to receive pursuant to this Subsection shall be delivered to the Lessee and shall be conclusive absent manifest error. The Lessee shall pay such Participant the amount shown as due on any such certificate within 10 days after receipt thereof.

                           (1) Mitigation Obligations; Replacement of
                  Participants. (1) If any Participant requests compensation under Section 4(e)(ii)(1), or if the Lessee is required to pay any additional amount thereunder to any Participant, then such Participant shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Equity Amounts hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4(e)(ii)(1) in the future and (ii) would not subject such Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Participant. The Lessee hereby agrees to pay all reasonable costs and expenses incurred by any Participant in connection with any such designation or assignment.

                           (2) If any Participant requests compensation under
                  Section 4(e)(ii) or if any Participant defaults in its obligation to fund Loans or Equity Amounts hereunder, then the Lessee may, at its sole expense and effort, upon notice to such Participant and the Agent, require such Participant to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Participant, if a Participant accepts such assignment); provided, however, that (i) the Lessee shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Participant shall have received payment of an amount equal to the outstanding principal of its Loans or outstanding Equity Balance (as applicable), accrued interest or Yield thereon, accrued fees and all other amounts payable to it hereunder (including Break Costs), from the assignee (to the extent of such outstanding principal or Equity Balance and accrued interest or Yield and fees) or the Lessee (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4(e)(ii), such assignment will result in a reduction in such compensation or payments. A Participant shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Participant or otherwise, the circumstances entitling the Lessee to require such assignment and delegation cease to apply.

                  (iv) If it becomes illegal for any Participant to continue its participation in the transaction contemplated by the Operative Documents (the "OVERALL TRANSACTION"), the



                                                         Participation Agreement

         Participant shall give notice promptly to the Agent, Certificate Holders, Owner Trustee, each other Participant and the Lessee (including in such notice reasonable details as to the basis of such illegality). Each Participant agrees for the benefit of the Lessee and (in the case of a Lender) the Certificate Holders, if so required by the Lessee, to consult in good faith with the Lessee and such other parties and to use its reasonable best efforts to avoid such illegality (including by assigning its rights hereunder and under the other Operative Documents to an Affiliate or branch of the Participant, and providing that such Affiliate or branch shall assume its obligations hereunder and thereunder); provided, however, that such Participant shall not in this connection be obligated to take any action which would be materially prejudicial to the operations of the Participant; provided further, however, that the portion of the Loan or Equity Amount held by such Participant shall be prepaid on or prior to the date (the "ILLEGALITY PREPAYMENT DATE") which is the earlier of the 180th day subsequent to the giving by such Participant of such notice and the date upon which the Participant is obligated under Applicable Law to terminate its participation in the Overall Transaction if such illegality has not been avoided or the portion of the Loan or Equity Amount held by such Participant has not been prepaid prior to the Illegality Prepayment Date.

                  (v) During the Construction Period, any amounts payable pursuant to this Section 4(e) will be paid only from proceeds of the Advances in accordance with the Approved Budget; provided, that, in accordance with Section 14(a)(12) hereof, the Construction Agent has indemnified Lessor with respect to any such amounts or costs.

         (f) NOTICE OF YIELD AND INTEREST.

                  (i) The Agent shall deliver to the Lessee from time to time written notice of the amount of Basic Rent and the due date therefor
         (i) promptly (and in any event within three (3) Business Days) after the commencement of each LIBO period, and (ii) promptly (and in any event within three (3) Business Days) after determination of Accrued Interest and Yield determined by reference to the Alternate Base Rate.

                  (ii) During the Basic Term, subject to Section 4(e) hereof, on or before 10:00 a.m., Chicago time, on the date that is three (3) Business Days prior to the expiration of any Interest Period, Lessee shall, from time to time, upon written notice to the Lessor and the Agent, select whether or not interest and Yield will accrue at the Alternate Base Rate or the LIBO Rate. If Lessee's selects the LIBO Rate, Lessee shall also select the term of the next succeeding Interest Period. If Lessee does not specify the length of any Interest Period as set forth in the immediately preceding sentence, then Lessee shall be deemed to have a selected the then expiring Interest Period. During the Construction Period, the Lessee shall be allowed to maintain a maximum of two (2) separate LIBOR tranches at any time; provided, that only (1) LIBOR tranche shall exist upon the expiration of the Construction Period. During the Basic Term, the Lessee shall be allowed to maintain only one (1) LIBOR tranche.



                                                         Participation Agreement

SECTION 5. CERTAIN INTENTIONS OF THE PARTIES; DISCLOSURE; DISTRIBUTIONS

                  (i) NATURE OF TRANSACTION. (i) The parties hereto intend that
         (1) for financial accounting purposes with respect to the Lessee, the Lessor will be treated as the owner and the lessor of the Property, including the Equipment, and the Lessee will be treated as the lessee of the Property, including the Equipment, and (2) for all other purposes, including Federal and all state and local income tax purposes, state real estate and commercial law, bankruptcy and Environmental Law purposes, (x) the Lease will be treated as a financing arrangement, (y) the Participants will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Equity Amounts and the outstanding principal amount of the Loans, which loans are secured by the Property, and (z) the Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like the Property for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that neither the Lessor nor any of the Participants has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

                  (ii) Specifically, without limiting the generality of clause
         (i), the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Lessor or the Participants or any collection actions, the transactions evidenced by the Operative Documents are loans made to the Lessee by the Participants in each case as unrelated third party lenders.

         (b) AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Certificate Holders, the Owner Trustee, the Lessor and the Lenders that: (1) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as interest on the Loans and Yield on the Equity Amounts on each Payment Date, subject to Section 4(c); (2) if the Lessee becomes obligated or otherwise elects to purchase the Property under the Lease, the Loans, the Equity Amounts, all interest, Yield and Facility Fees thereon and all other obligations of the Lessee owing to the Lessor, the Certificate Holders, the Owner Trustee and the Lenders shall be paid in full by the Lessor out of funds paid to the Lessor by the Lessee; (3) if the Lessee properly elects the Sale Option with respect to the Property, the Lessee shall only be required to pay to the Participants the proceeds of the sale of the Property, the Final Rent Payment and any amounts due pursuant to Sections 13 and 14 hereof and Section 6(d) of the Lease (which aggregate amounts may be less than the Property Balance), together with any accrued Basic Rent and Supplemental Rent then due and owing; and (4) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Property Balance, plus all other amounts then due from the Lessee to the Participants under the Operative Documents.



                                                         Participation Agreement

         (c) DISCLOSURE. The parties hereto agree that none of them is limited in any way by an express or implied understanding or agreement with or for the benefit of any person who would be treated as a tax shelter promoter (within the meaning of Internal Revenue Code Section 6111(d)) (a "Promoter") from disclosure of the structure or tax aspects (within the meaning of Treas. Reg.
Section 301.6111-2T(c)(1)) of the transaction which is the subject of this Participation Agreement. Furthermore, no party hereto who would be treated as a Promoter (x) claims, knows, or has reason to know, (y) knows or has reason to know that any other person (other than the parties hereto) claims or (z) will cause another person to claim, that the transaction which is the subject of this Participation Agreement is proprietary to any person other than the parties hereto or is otherwise protected from disclosure of the foregoing by others.

         (d) DISTRIBUTION.

                  (i) Subject to Section 5(d)(vii)(4), each payment of Basic Rent (and any payment of interest on overdue installments of Basic
         Rent) received by the Agent shall be distributed by the Agent to the Participants, pro rata in accordance with, and for application to, the Tranche A Lender Basic Rent, Tranche B Lender Basic Rent and Equity Basic Rent then due, as well as any overdue interest due to each such Participant (to the extent permitted by Applicable Law).

                  (ii) Subject to Section 5(d)(vii)(4), any payment received by the Lessor or the Agent as a result of:

                           (1) the purchase of any Property in connection with
                  the Lessee's exercise of its option under Section 6(b) or 6(e) of the Lease (or the Construction Agent's exercise of its option under Section 5.4 of the Construction Agency Agreement), or

                           (2) the Lessee failing to fulfill one or more of the
                  conditions to the exercise of the Sale Option pursuant to
                  Section 6(d) of the Lease and the Lessor's receipt of the Property Balance from the Lessee pursuant to Section 6(d)(3) of the Lease;

shall be promptly remitted by the Lessor to the Agent (if received by the Lessor) and in each case, shall be distributed by the Agent to pay in full the Participant Balance of each Participant.

                  (iii) The payment by the Lessee of Final Rent Payment and all Supplemental Rent due in accordance with Section 6(d)(3) of the Lease upon the Lessee's exercise of the Sale Option and the payment by the Lessee of the Construction Recourse Amount in accordance with Section
         5.2 of the Construction Agency Agreement shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent, and shall be distributed by the Agent in the following amounts and order of priority: first, so much of such payments or amounts as shall constitute Supplemental Rent, to the Persons entitled thereto in accordance with Section 5(d)(v); and second, to the Tranche A Lenders for application to pay in full the Tranche A Loan Balance of each Tranche A Lender, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Lenders without priority of one Tranche A Lender



                                                         Participation Agreement
         over the other in the proportion that each such Participant's Tranche A Loan Balance bears to the aggregate Tranche A Loan Balances of all Tranche A Lenders, and third, to the Tranche B Lenders for application to pay in full the Tranche B Loan Balance of each Tranche B Lender, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Lenders without priority of one Tranche B Lender over the other in the proportion that each such Participant's Tranche B Loan Balance bears to the aggregate Tranche B Loan Balances of all Tranche B Lenders, and fourth, to the Certificate Holders for application to pay in full the Equity Balance, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among Certificate Holders without priority of one Certificate Holder over the other in the proportion that each such Participant's Equity Balance bears to the aggregate Equity Balances of all Certificate Holders.

                  (iv) Any payments received as proceeds from the sale of the Property sold pursuant to the Lessee's exercise of the Sale Option pursuant to Section 6(c) of the Lease and any payment received as proceeds from the sale of the Property sold pursuant to Section 5.2 of the Construction Agency Agreement or sold by the Agent on behalf of the Participants (after netting out payment of Closing Costs and reasonable costs and expenses incurred by the Agent in connection with such sale and the payment to the then existing or prior Participants, the Lessor or Wilmington Trust Company of amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents), shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent, and shall be distributed by the Agent in the funds so received in the following order of priority: first, to the Lenders which funded any Loan Excluded Amounts, for application to pay in full the Loan Excluded Amounts of each such Lender, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among such Lenders without priority of one such Lender over the other in the proportion that each such Lender's portion of Loan Excluded Amounts bears to the aggregate Loan Excluded Amounts of all such Lenders; second, to the Tranche B Lenders for application to pay in full the Tranche B Loan Balance of each Tranche B Lender, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Lenders without priority of one Tranche B Lender over the other in the proportion that each such Participant's Tranche B Loan Balance bears to the aggregate Tranche B Loan Balances of all Tranche B Lenders, and third, to the Tranche A Lenders for application to pay in full the Tranche A Loan Balance of each Tranche A Lender, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Lenders without priority of one Tranche A Lender over the other in the proportion that each such Participant's Tranche A Loan Balance bears to the aggregate Tranche A Loan Balances of all Tranche A Lenders, and fourth, to the Certificate Holders, personally, for application to pay in full the Equity Balance, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among Certificate Holders without priority of one Certificate Holder over the other in the proportion that each such Participant's Equity Balance bears to the aggregate Equity Balances of all Certificate Holders and fifth, the balance, if any, shall be promptly distributed to, or as directed by, the Lessee.



                                                         Participation Agreement

                  (v) All payments of Supplemental Rent received by the Lessor shall promptly be remitted to the Agent. All payments of Supplemental Rent received by the Agent (excluding any amounts payable pursuant to the preceding provisions of this Section 5(d), other than clause "first" of Section 5(d)(iii)) shall be distributed promptly by the Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

                  (vi) Notwithstanding any other provision of this Section 5(d), any Excepted Payment received at any time by the Lessor or the Agent shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent, and shall be distributed by the Agent to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

                           (1) (1)All amounts received by the Lessor or the
                  Agent in connection with any sale or reletting of all or any part of the Property after the occurrence of a Lease Event of Default shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent, and shall be distributed by the Agent in the following order of priority: first, so much of such payments or amounts as shall be required to pay the then existing or prior Participants, the Lessor and Wilmington Trust Company the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents and reimbursement of Costs of Carry shall be distributed to each such Person without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person; second, to the Lenders which funded any Loan Excluded Amounts, for application to pay in full the Loan Excluded Amounts of each such Lender, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among such Lenders without priority of one such Lender over the other in the proportion that each such Lender's portion of Loan Excluded Amounts bears to the aggregate Loan Excluded Amounts of all such Lenders; third, to the Tranche B Lenders for application to pay in full the Tranche B Loan Balance of each Tranche B Lender, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Lenders without priority of one Tranche B Lender over the other in the proportion that each such Participant's Tranche B Loan Balance bears to the aggregate Tranche B Loan Balances of all Tranche B Lenders; fourth, to the Tranche A Lenders for application to pay in full the Tranche A Loan Balance of each Tranche A Lender, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Lenders without priority of one Tranche A Lender over the other in the proportion that each such Participant's Tranche A Loan Balance bears to the aggregate Tranche A Loan Balances of all Tranche A Lenders; fifth, to the Certificate Holders for application to pay in full the Equity Balance and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Certificate Holders without priority of one Certificate Holder over the other in the proportion that each such Participant's Equity Balance bears to the aggregate Equity Balances of all Certificate Holders; and sixth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, (i) the Lessee for any surplus



                                                         Participation Agreement
                  realized at any foreclosure sale of the Property or otherwise realized in connection with the exercise of remedies under the Lease or (ii) in any other case, pro rata among the Participants.

                           (2) All payments received and amounts realized by the
                  Lessor or the Agent in connection with any Casualty or Condemnation after the occurrence of a Lease Event of Default shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent and shall be distributed by the Agent in accordance with Section 5(d)(vii)(3).

                           (3) All payments received and amounts realized (other
                  than payments or amounts described in clause (1) above) by the Lessor or the Agent after the occurrence of a Lease Event of Default shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent and shall be distributed by the Agent in the following order of priority: first, so much of such payments or amounts as shall be required to pay the then existing or prior Participants, the Lessor and Wilmington Trust Company the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person; second, to the Tranche A Lenders, pro rata in accordance with, and for application to, the Tranche A Loan Balance of each Tranche A Lender (first to the payment of interest (pro rata based upon the aggregate amount of interest then outstanding), and then to principal, in each case pro rata), and third to the Tranche B Lenders, pro rata in accordance with, and for application to, the Tranche B Loan Balance of each Tranche B Lender (first to the payment of interest (pro rata based upon the aggregate amount of interest then outstanding), and then to principal, in each case pro rata), and fourth, to the Certificate Holders, pro rata in accordance with, and for application to, the Equity Balance of each Certificate Holder (first to the payment of Yield (pro rata based upon the aggregate amount of Yield then outstanding), and then to principal, in each case pro rata), and fifth, after payment in full of the Participant Balances and all other amounts due and owing, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

                           (4) During the occurrence and continuance of a Lease
                  Event of Default, all amounts (other than Excepted Payments) received or realized by the Lessor or the Agent shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent and all such amounts otherwise distributable by the Agent pursuant to Sections 5(d)(i), 5(d)(ii) and 5(d)(ix) shall be distributed by the Agent as provided for in clauses
                  (1), (2) and (3) above.

                           (5) (1)Subject to Sections 5(d)(viii)(2) and
                  5(d)(viii)(3), any payment received by the Lessor or the Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 5(d) shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent



                                                         Participation Agreement
                  and shall be distributed by the Agent as follows: first, to the Tranche A Lenders for application to pay in full the Tranche A Loan Balance of each Tranche A Lender, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Lenders without priority of one Tranche A Lender over the other in the proportion that each such Participant's Tranche A Loan Balance bears to the aggregate Tranche A Loan Balances of all Tranche A Lenders, and second, to the Tranche B Lenders for application to pay in full the Tranche B Loan Balance of each Tranche B Lender, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Lenders without priority of one Tranche B Lender over the other in the proportion that each such Participant's Tranche B Loan Balance bears to the aggregate Tranche B Loan Balances of all Tranche B Lenders, and third, to the Certificate Holders for application to pay in full the Equity Balance, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among Certificate Holders without priority of one Certificate Holder over the other in the proportion that each such Participant's Equity Balance bears to the aggregate Equity Balances of all Certificate Holders.

                           (6) Except as otherwise provided in Section
                  5(d)(vii), all payments received and amounts realized by the Lessor or the Agent under the Lease or otherwise with respect to the Property, or any proceeds thereof to the extent received or realized at any time after an indefeasible payment in full of the Participant Balances of all of the Participants and any other amounts due and owing to the Participants, the Lessor or Wilmington Trust Company, shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent and shall be distributed forthwith by the Agent in the order of priority set forth in Section 5(d)(vii)(3), except that such payment shall be distributed omitting clause "second" of such
                  Section 5(d)(vii)(3).

                           (7) Any payment received by the Lessor or the Agent
                  for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 5(d) shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent and shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

                  (vii) Subject to Section 5(d)(vii)(4), any amounts payable to the Lessor or the Agent as a result of a Casualty or Condemnation pursuant to Section 11 of the Lease shall be promptly remitted by the Lessor (if received by the Lessor) to the Agent and shall be distributed by the Agent as follows:

                           (1) all amounts that are to be applied to the
                  purchase price of the Property in accordance with Section 11 and Section 6 of the Lease shall be distributed by the Agent in accordance with Section 5(d)(ii).



                                                         Participation Agreement

                           (2) all amounts payable to the Lessee for the repair
                  of damage caused by such Casualty or Condemnation in accordance with Section 11(b) of the Lease shall be distributed to, or as directed by, the Lessee.

                  (viii) To the extent any payment made to any Participant is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to accrued interest or Yield and then to principal or the Equity Amounts, as applicable.

                  (ix) Notwithstanding anything to the contrary contained in this Section 5(d), any payments received by the Agent in connection with the Partial Option Closing pursuant to Section 24 of this Participation Agreement shall be distributed by the Agent in the following order of priority: first, an amount equal to all Other Amounts, all Excluded Amounts and all costs and expenses payable by or on behalf of Lessee pursuant to clause (z) of Section 24(a)(v) of this Participation Agreement shall be distributed by the Agent to the Persons entitled to those amounts pursuant to the Operative Documents; second, an amount equal to (x) the Partial Option Percentage of all accrued but unpaid interest on the aggregate of all Loans and (y) the Partial Percentage of all accrued but unpaid Yield on the aggregate of all Equity Amounts for the period from the last Payment Date and through and including the Partial Option Closing Date shall be distributed by the Agent to the Participants, in accordance with, and for application to the payment of such amounts; and third, an amount equal to the Partial Option Percentage of the aggregate Participant Balance of all Participants shall be distributed by the Agent to the Participants, pro rata in accordance with and for application to the payment of such amounts.

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PARTICIPANTS

         (a) REPRESENTATIONS AND WARRANTIES. Each Participant hereby represents and warrants as to itself to the other Participants and the Lessee that:

                  (i) STATUS; DUE ORGANIZATION. It (i) is either a corporation duly organized and validly existing in good standing under the laws of the State of Delaware or a commercial bank, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof and (ii) has all requisite power and authority to enter into, and perform its obligations under, each of the Operative Documents to which it is or will become a party.

                  (ii) DUE AUTHORIZATION; ENFORCEABILITY. Each of the Operative Documents to which it is or will become a party has been duly authorized by all appropriate corporate action, and has been or will be executed and delivered by it, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes or will constitute upon the due execution thereof the Participant's legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general



                                                         Participation Agreement
         principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) NO VIOLATION. The execution and delivery by the Participant of each of the Operative Documents to which it is or will become a party are not, and the performance by the Participant of its obligations under each, do not and will not contravene its Organic Documents or any Applicable Law applicable to the Participant (it being understood that the Participant makes no representation or warranty relating to the nature of the Property or any part thereof or any Applicable Law relating thereto), and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage or other material contract or other instrument to which the Participant is a party or by which it or its property is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Governmental Authority or other Person (it being understood that the Participant makes no representation or warranty relating to the nature of the Property or any part thereof or any Applicable Law relating thereto), except such as have been obtained, given or accomplished.

                  (iv) NO LITIGATION. There are no pending or, to the knowledge of the Participant, threatened actions or proceedings by or before any court or administrative agency or other Governmental Authority to which the Participant is or will become a party which (i) involves any of the transactions contemplated hereunder or by any of the Operative Documents or (ii) if determined adversely to it, would reasonably be likely to materially adversely affect its ability to perform its obligations under each of the Operative Documents to which the Participant is or will become a party.

                  (v) PERFORMANCE DOES NOT CREATE LIENS. The performance by the Participant of its obligations under each of the Operative Documents to which the Participant is or will become a party do not subject the Trust Estate to any Lien (other than the Liens created by the Operative Documents) under any indenture, mortgage, contract or other instrument to which the Participant is a party or by which the Participant is bound.

                  (vi) ERISA. It is not and will not be making its Loans or funding Equity amounts hereunder, and is not performing its obligations under the Operative Documents with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or "plan" (as defined in Section 4975(e)(1) of the Code).

                  (vii) THIRD PARTY FEES. It has not authorized or employed any Person to act as agent, broker, finder, financial advisor or otherwise in connection with the transactions contemplated by the Operative Documents other than the Agent and its Affiliates, including the Arranger.

         (b) ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Certificate Holder additionally represents, warrants and agrees:



                                                         Participation Agreement

                  (i) ACQUISITION FOR INVESTMENT. It is acquiring its interest in the Trust Estate, including the trust certificates, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

                  (ii) NO OFFERING. Neither such Certificate Holder nor anyone acting on its behalf has offered, directly or indirectly, any interest in the Trust Estate, including the trust certificates, for sale to, or solicited any offer to acquire any of the same from, anyone (it being understood that neither the Lessee nor any other Person has been authorized to act on behalf of any Certificate Holder in connection with any such offer or solicitation).

                  (iii) LESSOR LIENS. The Property is free of Lessor Liens attributable to such Certificate Holder.

                  (iv) CONSOLIDATED CAPITALIZATION. During the Construction Period, such Certificate Holder has stockholders equity (or the equivalent) (on a consolidated basis) of at least $5,000,000.

                  (v) INVESTMENT COMPANY. Such Certificate Holder is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (vi) TRANSFER AND ASSIGNMENTS. Any transfer or assignment of its interest in the Trust Estate (including the trust certificates) shall be subject to, and shall be effected in accordance with, the terms and provisions of Section 12.

                  (vii) TRANSFERS. It will not transfer its interest in the Trust or the Trust Estate, including the trust certificates, except as expressly provided in Section 8.1 of the Trust Agreement.

                  (viii) LESSOR LIENS. It will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it on the Trust Estate. It will, at its own cost and expense, promptly take such action as may be necessary to discharge fully all such Lessor Liens on the Trust Estate, other than Lessor Liens being contested by a Permitted Contest. It shall make restitution to the Trust Estate for any diminution in the value of the Trust Estate as a result of its failure to discharge any such Lessor Liens. It shall promptly, and in no event later than thirty days after its Certificate Holder Officer shall have obtained actual knowledge of the attachment of any Lessor Lien for which it is responsible, notify the Lessee and the Owner Trustee of the attachment of such Lessor Lien and the particulars thereof. The term "CERTIFICATE HOLDER OFFICER" shall mean an officer of each Certificate Holder having responsibility for the administration of such Certificate Holder's interest in the Operative Documents.

                  (ix) SOURCE OF FUNDS. The investment in the Trust Estate to be made by such Certificate Holder will be made from equity held by such Certificate Holder, or if such funds are to be borrowed by such Certificate Holder, such borrowing is recourse to such



                                                         Participation Agreement

         Certificate Holder and such Certificate Holder's knowledge, it has assets (other than its interest in the Overall Transaction) to pay in full such debt and all amounts due with respect thereto when due.

         (c) COVENANTS OF THE PARTICIPANTS. Each of the Participants hereby agrees as follows so long as this Participation Agreement is in effect:

                  (i) NO CREATION OF LESSOR LIENS. It will not create, incur, assume or suffer to exist any Lessor Lien attributable to such Participant upon the Lease or any of the Property;

                  (ii) REMOVAL OF LESSOR LIENS. It will remove any Lessor Lien created or incurred by it and use its best efforts to remove any Lessor Lien attributable to it assumed or suffered to exist by it upon the Lease or any of the Property (other than the Lender Mortgage and such other Liens as are contemplated by any of the Operative Documents); provided, however, that any action taken pursuant to this clause (ii) shall not limit the Lessee's rights or remedies under any of the Operative Documents.

                  (iii) QUIET ENJOYMENT. It will not, through its own actions or inactions, interfere with the peaceful and quiet enjoyment of the use or nonuse of the Property by the Lessee in accordance with the terms of the Lease, it being understood and agreed by the parties hereto that the rights of the Lessee under this Section 6(c)(iii) shall not be impaired by the Certificate Holders' breach of any covenant, agreement or condition contained in any Operative Document to which such Person is a party, or any misrepresentation or breach of warranty by such Person or, to the maximum extent permitted by Applicable Law, the bankruptcy or insolvency of any such Person or the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to such Person or any substantial part of such Person's property.

                  (iv) AMENDMENT. For so long as no Lease Event of Default shall have occurred and be continuing, it will not (and will not direct the Agent or the Lessor to) amend or modify any Operative Document to which the Lessee is not a party in a manner which is adverse to the Lessee without its prior consent.

         (d) COVENANTS OF THE AGENT. The Agent hereby agrees that upon repayment in full of all Loans, the Agent shall execute and deliver to the Lessee a release of the Lender Mortgage, releases of the Construction Agency Agreement Assignment and Assignment of Leases and Rents and releases of all other Liens created by the Operative Documents, and termination statements for any UCC Financing Statements relating to the Property which are then of record naming the Agent as secured party or assignee thereof.

         (e) COVENANTS OF THE CERTIFICATE HOLDERS. Each Certificate Holder hereby agrees that so long as this Participation Agreement is in effect (unless a Lease Event of Default shall have occurred and be continuing) until expiration or earlier termination of the Lease, it will not, and will not cause or direct the Owner Trustee to, terminate the Trust Agreement without the prior written consent of the Lessee.



                                                         Participation Agreement

SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF WILMINGTON TRUST
           COMPANY AND OWNER TRUSTEE

         (a) WILMINGTON TRUST COMPANY REPRESENTATIONS AND WARRANTIES. Wilmington Trust Company hereby represents and warrants in its individual capacity that:

                  (i) DUE ORGANIZATION. Wilmington Trust Company (i) is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and (ii) has the power and authority to enter into and perform its obligations under the Trust Agreement and to serve as trustee thereunder.

                  (ii) TRUST AGREEMENT; PARTICIPATION AGREEMENT. Each of the Trust Agreement and this Participation Agreement (insofar as Wilmington Trust Company is a party thereto and hereto) has been duly executed and delivered by Wilmington Trust Company and, assuming due authorization, execution and delivery by the other parties thereto, the Trust Agreement and this Participation Agreement constitute Wilmington Trust Company's legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) DUE AUTHORIZATION. Each Operative Document to which Wilmington Trust Company is or will become a party has been duly authorized, and has been or will be duly executed and delivered by Wilmington Trust Company.

                  (iv) NO VIOLATION. Assuming due authorization, execution and delivery of the Trust Agreement by the Certificate Holders, the execution and delivery by either the Owner Trustee or Wilmington Trust Company, of each Operative Document to which the Owner Trustee or Wilmington Trust Company, as the case may be, is or will become a party, are not, and the performance by the Owner Trustee or Wilmington Trust Company, as the case may be, of their obligations under each, is not, and will not be, inconsistent with the Organic Documents of Wilmington Trust Company and, taking into account the responsibilities of the Owner Trustee, do not and will not contravene the provisions of Applicable Law of the United States or Delaware (including any rules and regulations of governmental agencies and authorities thereto and therein and any judgment or order applicable to Wilmington Trust Company) governing the banking and trust powers of Wilmington Trust Company or result in any violation of or conflict with or constitute a default under, or subject the Trust Estate or any of the Property to any Lien of, any indenture, mortgage or other agreement or instrument to which Wilmington Trust Company is a party or by which Wilmington Trust Company or its properties are bound, or, taking into account the responsibilities of the Owner Trustee, require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal or State agency, authority or Person governing the banking and trust powers of Wilmington Trust Company or any other local Governmental Authority of the State of Delaware, except such as have been obtained, given or accomplished.



                                                         Participation Agreement

                  (v) NO LITIGATION. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the knowledge of Wilmington Trust Company, threatened against or affecting Wilmington Trust Company or any of its properties which (i) involves any of the transactions contemplated hereunder or by any of the Operative Documents or (ii) affects its ability to perform its respective obligations under the Operative Documents to which it is or will become a party.

                  (vi) LESSOR LIENS. There are no Lessor Liens arising by, through or under Wilmington Trust Company, other than relating to or in connection with the Operative Documents.

                  (vii) SECURITIES. Wilmington Trust Company has not offered directly or indirectly any interests in the Trust Estate or any part thereof, including the trust certificates, for issue or sale to, or solicited any offer to acquire any of the same from, anyone, other than as contemplated in the Operative Documents.

         (b) WILMINGTON TRUST COMPANY AGREEMENTS. Wilmington Trust Company hereby agrees that:

                  (i) LESSOR LIENS. Wilmington Trust Company will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it on the Trust Estate not resulting from or related to the transactions contemplated by the Operative Documents. Wilmington Trust Company will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all such Lessor Liens on any part of the Trust Estate attributable to Wilmington Trust Company other than Lessor Liens being contested by a Permitted Contest. Wilmington Trust Company shall make restitution to the Trust Estate for any diminution in the value of the Trust Estate as a result of its failure to discharge any such Lessor Liens attributable to Wilmington Trust Company. It shall promptly, and in no event later than thirty
         (30) days after an Owner Trustee Officer shall have obtained actual knowledge of the attachment of any such Lessor Lien for which it is responsible, notify the Lessee and the Certificate Holders of the attachment of such Lien and the particulars thereof. The term "OWNER TRUSTEE OFFICER" shall mean an officer in the Corporate Trust Administration department of the Owner Trustee having responsibility for the administration of Wilmington Trust Company's and the Owner Trustee's interest in the Operative Documents.

                  (ii) NO ISSUANCE. Wilmington Trust Company agrees that neither Wilmington Trust Company nor anyone acting on its behalf has offered or will offer any interests in the Trust Estate or any part thereof (including the trust certificates) or any securities similar thereto for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the interests in the Trust Estate (including the trust certificates) within the provisions of Section 5 of the Securities Act or any similar provisions under any applicable state "blue sky" or similar state securities laws.



                                                         Participation Agreement

         (c) OWNER TRUSTEE AND TRUST REPRESENTATIONS AND WARRANTIES. The Owner Trustee and the Trust hereby represent and warrant on the date hereof that:

                  (i) DUE ORGANIZATION. Assuming the due authorization, execution and delivery of the Trust Agreement by the Certificate Holders, the Owner Trustee has the power and authority under the Trust Agreement to enter into and perform its obligations under each Operative Document to which the Owner Trustee is or will become a party

                  (ii) DUE AUTHORIZATION; ENFORCEABILITY. Assuming due authorization, execution and delivery of the Trust Agreement by the Participants and Wilmington Trust Company, each Operative Document (other than the Trust Agreement) to which the Trust or the Owner Trustee is or will become a party constitutes or will constitute upon the due execution thereof a legal, valid and binding obligation of the Owner Trustee and the Trust, enforceable against the Owner Trustee and the Trust, in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) NO LIENS. On each Funding Date, the Property to be acquired with all or a portion of the Advances made on such Funding Date shall be free and clear of Lessor Liens arising by, through or under the Owner Trustee (other than Permitted Liens).

                  (iv) CHIEF EXECUTIVE OFFICE. The principal place of business and chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of Owner Trustee and the Trust is located in Wilmington, Delaware.

                  (v) DUE ORGANIZATION. The Trust has been duly formed and is validly existing and in good standing as a statutory business trust under the laws of the State of Delaware, and has the power and authority to enter into and perform its obligations under each of the Operative Documents, including this Participation Agreement and the Lease to which it is or is to become a party.

                  (vi) ASSIGNMENT. It has not assigned or transferred any of its right, title or interest in or under the Lease or the Construction Agency Agreement except in accordance with the Operative Documents.

                  (vii) USE OF PROCEEDS. The proceeds of the Loans and the Equity Amounts shall be applied by the Trust in its capacity as the Lessor solely in accordance with the provisions of the Operative Documents.

                  (viii) SECURITIES ACT. Neither the Trust in its capacity as the Lessor nor any Person authorized by the Trust to act on its behalf has offered or sold any interest in the Notes or Equity Amounts, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and neither the Trust in its capacity as the



                                                         Participation Agreement

         Lessor nor any Person authorized by the Trust to act on its behalf will take any action which would subject the issuance or sale of any interest in the Notes or Equity Amounts to the provisions of Section 5 of the Securities Act.

                  (ix) FEDERAL RESERVE REGULATIONS. The Trust is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the F.R.S. Board), and no part of the proceeds of the Loans or the Equity Amounts will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the F.R.S. Board. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this clause (9) with such meanings.

                  (x) INVESTMENT COMPANY ACT. The Trust is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (d) OWNER TRUSTEE AND TRUST AGREEMENTS. Owner Trustee and the Trust agree that:

                  (i) LESSOR LIENS. The Owner Trustee and the Trust will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the Trust Estate. The Owner Trustee shall, at the cost and expense of the Trust Estate, promptly take such action as may be necessary to discharge duly all Lessor Liens attributable to it on any part of the Trust Estate, other than Lessor Liens being contested by a Permitted Contest. The Owner Trustee shall make restitution to the Trust Estate for any diminution in the value of the Trust Estate as a result of its failure to discharge any Lessor Liens attributable to it.

                  (ii) NOTICES. In the event any claim with respect to any liabilities is filed against the Owner Trustee or the Trust, the Owner Trustee shall promptly notify the Certificate Holders and the Lessee thereof.

                  (iii) TITLE. On the Documentation Date and each Funding Date the Trust will take whatever interest in the Trust Estate and whatever rights to and interests in the Lease as were granted or conveyed to it, free and clear of any Lessor Liens attributable to it.

                  (iv) INTENTIONALLY OMITTED.

                  (v) TRUST AGREEMENT. The Owner Trustee agrees that (unless a Lease Event of Default shall have occurred and be continuing) until expiration or earlier termination of the Lease, it will not terminate the Trust Agreement without the prior written consent of the Lessee.



                                                         Participation Agreement

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE, CONSTRUCTION
           AGENT, GUARANTOR AND PARENT GUARANTOR

         (a) GENERAL REPRESENTATIONS AND WARRANTIES. Each of the Lessee (in its capacity as Lessee, Construction Agent and Guarantor) and the Parent Guarantor hereby represents and warrants to each of the other parties hereto that:

                  (i) DUE ORGANIZATION. Lessee is a corporation duly organized and validly existing in good standing under the laws of either the State of Delaware. Parent Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Minnesota. Each of the Lessee and Parent Guarantor (i) has all requisite corporate power and authority to own, hold under lease and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted and to enter into, and perform its obligations under, each of the Operative Documents to which it is or will become a party, and (ii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in the State of Texas and in each state or other jurisdiction where a failure to so qualify would have a Material Adverse Effect.

                  (ii) DUE AUTHORIZATION; ENFORCEABILITY. Each of the Operative Documents to which it is or will become a party has been or will be, when executed and delivered, duly authorized by all appropriate corporate action, and has been or will be executed and delivered by the Lessee or Parent Guarantor, as the case may be, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes or will constitute upon the due execution thereof the Lessee's or Parent Guarantor's, as the case may be, legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) NO VIOLATION. The execution and delivery by the Lessee or Parent Guarantor, as the case may be, of each of the Operative Documents to which it is or will become a party are not, and the performance by each of the Lessee and Parent Guarantor of its obligations under each will not be, inconsistent with its Organic Documents, do not and will not contravene any Applicable Law of the United States of America, the State of Illinois, the State of Delaware or the State of Minnesota applicable to the Lessee or the Parent Guarantor, as the case may be, or the transactions contemplated by the Operative Documents, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage or other material contract or other instrument to which the Lessee or Parent Guarantor, as the case may be, is a party or by which it or its property is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Governmental Authority or other Person, except such as have been obtained, given or accomplished or such as will, pursuant to paragraph (iv) below, be obtained, given or accomplished not later than the dates required by Applicable Law.



                                                         Participation Agreement

                  (iv) GOVERNMENTAL ACTIONS. The Lessee or Parent Guarantor, as the case may be, has made or will make all filings, recordings and registrations required by any Governmental Authority in connection with, and has obtained or will obtain, all Governmental Actions necessary or appropriate for the performance by the Lessee or the Parent Guarantor, as the case may be, of the transactions contemplated hereby and by the other Operative Documents which are then or theretofore required by Applicable Law; the Lessee or Parent Guarantor, as the case may be, will make all filings, recordings and registrations required by any Governmental Authority in connection with, and will obtain, all material Governmental Actions necessary or appropriate for the performance by the Lessee or Parent Guarantor, as the case may be, of the transactions contemplated hereby and by the other Operative Documents not later than the dates required by Applicable Law.

                  (v) NO LITIGATION. There are no pending or, to the best knowledge of the Lessee or Parent Guarantor, as the case may be, threatened actions or proceedings by or before any court or administrative agency or other Governmental Authority to which the Lessee or Parent Guarantor, as the case may be, is or may become a party which (i) involves any of the transactions contemplated hereunder or by any of the Operative Documents or (ii) if determined adversely to it, would reasonably be likely to materially adversely affect the Lessee's or Parent Guarantor's ability to perform its obligations under each of the Operative Documents to which it is or will become a party.

                  (vi) PERFORMANCE. Neither the Lessee nor the Parent Guarantor is in violation of any Applicable Law the violation of which is reasonably likely materially and adversely to affect the transactions contemplated by this Participation Agreement and the other Operative Documents or which would materially adversely affect Lessee's or Parent Guarantor's ability to perform its obligations under each of the Operative Documents.

                  (vii) NO ADVERSE CONTRACTS OR APPLICABLE LAW. Neither the Lessee nor the Parent Guarantor is a party to, or bound by, any contract or agreement or instrument, or subject to any charter or other corporate restriction or any Applicable Laws which materially and adversely affects the transactions contemplated by this Participation Agreement or the Operative Documents or which would materially adversely affect its ability to perform its obligations under each of the Operative Documents.

                  (viii) TAXES. All tax returns required to be filed by the Lessee or the Parent Guarantor in any jurisdiction have been filed where the failure to so file would have a Material Adverse Effect, and all Taxes upon the Lessee or the Parent Guarantor, as the case may be, or upon any of its properties, income or franchises, which are shown on such returns to be due and payable have been paid, other than Taxes (i) which are being contested in good faith by appropriate proceedings which have the effect of staying the enforcement of the lien for such Taxes and the sale, forfeiture or other loss of the Property during the pendency of such contest, (ii) for which none of the Lessor, the Owner Trustee, the Agent and the Participants shall be subject to any risk of criminal liability or material civil liability by virtue of the matters being contested or such proceedings, and (iii) for which the Lessee or the Parent Guarantor, as the case may be, in



                                                         Participation Agreement
         accordance with prudent practice, has set aside adequate reserves for the payment thereof and has provided evidence reasonably acceptable to the Agent, the Lessor and the Participants of such reserves. No material controversy in respect of additional income taxes due is pending or, to the knowledge of the Lessee threatened, which controversy if determined adversely would materially and adversely affect the financial condition of the Lessee or the Parent Guarantor.

                  (ix) INVESTMENT COMPANY ACT. Neither the Lessee nor the Parent Guarantor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (x) DISCLOSURE. Neither the financial statements referred to in Section 8(A)(XVIII) nor any written statement furnished by or on behalf of the Lessee or the Parent Guarantor, as the case may be, in connection with the negotiation of the Lease or any other Operative Document contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Lessee or the Parent Guarantor that has not been disclosed in writing to the other parties hereto that materially and adversely affects the ability of Lessee or the Parent Guarantor to perform its obligations under the Operative Documents.

                  (xi) HOLDING COMPANY. Neither the Lessee nor the Parent Guarantor is subject to regulation as a "holding company", an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xii) ERISA. The execution and delivery by the Lessee and the Parent Guarantor of the Operative Documents to which it is or will become a party, will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The representations by the Lessee and the Parent Guarantor in this paragraph is made in reliance upon and subject to the accuracy of the representations of the Participants in Section 6(a)(vi) hereof as to the source of funds for the Participant's Loans or Equity Amounts, as applicable.

                  (xiii) PATENTS AND TRADEMARKS. Each of the Lessee and the Parent Guarantor owns or possesses or has the right to use all the patents, patent rights, trademarks, service marks, trade names, copyrights, licenses and similar rights necessary for the performance of its obligations under the Operative Documents, without any conflict known to it with the actual or asserted rights of others which materially and adversely affect the Lessee's or the Parent Guarantor's ability to perform its obligations under the Operative Documents to which it is or will become a party. It is understood and agreed by the parties hereto that no interest in any trademark, trade name, copyright or service mark of the Lessee or an Affiliate thereof is being conveyed or transferred to the Owner Trustee or any other Person pursuant to any Operative Document.

                  (xiv) REGULATORY JURISDICTION. None of the Participants or Owner Trustee or Wilmington Trust Company will become, (i) solely by reason of entering into this



                                                         Participation Agreement

         Participation Agreement or the other Operative Documents or (except with respect to the exercise by any Person of any control over the Property upon the occurrence of a Lease Event of Default or the expiration or other termination of the Lease) the consummation of any of the transactions contemplated hereby or thereby, subject to regulation by any Governmental Authority which regulates or otherwise has jurisdiction over any facilities for the retail distribution of petroleum products; or (ii) except for regulation the applicability of which depends on the existence of facts in addition to the ownership of the Property upon the exercise of remedies under the Lease or upon the expiration of the Lease, subject to ongoing regulation of its operations by any Governmental Authority.

                  (xv) PRIVATE OFFERING. Neither the Lessee, the Parent Guarantor, nor any Person authorized to act on Lessee's or Parent Guarantor's behalf has offered, either directly or indirectly, the Notes or any interest in the Trust Estate (including the trust certificates) for sale to, or solicited offers to buy any thereof from or otherwise approached or negotiated with respect thereto with any prospective purchaser, other than the Participants. Neither the Lessee nor the Parent Guarantor has authorized or employed any Person to act as agent, broker, finder, financial advisor or otherwise in connection with the offering of interests in the Notes or the Trust Estate (including the trust certificates).

                  (xvi) NO DEFAULTS. No Lease Default or Lease Event of Default has occurred and is continuing.

                  (xvii) FEES. Neither the Lessee, the Parent Guarantor, nor any Person authorized or employed by the Lessee or the Parent Guarantor as agent or otherwise has taken any action the effect of which would be to cause the Certificate Holders, the Trust Estate, or the Owner Trustee to be liable for any brokers', finders', agents', or advisors' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders, agents or advisors in respect of the transactions contemplated by the Operative Documents.

                  (xviii) FINANCIAL STATEMENTS. The consolidated annual financial statements of the Parent Guarantor and its Consolidated Subsidiaries, certified by Arthur Andersen, independent certified public accountants, for the year ended December 31, 2000 and the consolidated un-audited financial statements of the Parent Guarantor and its Subsidiaries, including the Lessee, for the period from January 1, 2001 to June 30, 2001 (collectively, the "Financial Reports") present fairly, in all material respects, the financial condition of the Parent Guarantor and its Consolidated Subsidiaries, as of the dates indicated therein and the results of operations and changes in financial position or, if applicable, changes in cash flow for the periods therein specified subject, in the case of interim financial statements, to year-end adjustment. Since June 30, 2001, there has been no material adverse change in the financial condition of the Lessee or the Parent Guarantor, as the case may be.

                  (xix) The pro forma financial statements of the Parent Guarantor and its Consolidated Subsidiaries, dated as of October, 2001 present fairly on a pro forma basis the financial position of the Parent Guarantor and its Consolidated Subsidiaries as of such



                                                         Participation Agreement
         date and the pro forma financial results for the periods covered thereby, and are based on good faith assumptions believed by the management of the Parent Guarantor to be reasonable at the time made.

                  (xx) CHIEF EXECUTIVE OFFICE. The principal place of business and chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of the Lessee and the Parent Guarantor is located at 400 N Sam Houston Parkway E, Suite 400, Houston, Texas 77060. The federal employer identification number of the Lessee is 76-0413713 and the organizational identification number of the Lessee, as designated by the State of Delaware is 2310719.

                  (xxi) USE OF LOANS AND PROCEEDS. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Section 207.2 of Regulation G of the F.R.S. Board (12 C.F.R., Chapter II, Part 207).

                  (xxii) REGULATIONS T, U AND X. No proceeds of any of the Advances will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this clause (xxi) with such meanings.

                  (xxiii) GOVERNMENTAL LEASES. The Governmental Leases remain in full force and effect and neither the Lessee nor the Parent Guarantor is aware of any fact or circumstance which could have a Material Adverse Effect on the ability of the Lessee or any licensee of same to exercise its rights and enjoy the benefits of such Governmental Leases including, without limitation, locating the Platform on the Site.

                  (xxiv) JOINT OPERATING AGREEMENT. The Joint Operating Agreement is in full force and effect, and the Lessee and, to Lessee's knowledge, Kerr-McGee Oil & Gas Corporation and Nexen Petroleum Offshore U.S.A. Inc., are in compliance with the terms thereof in all material respects. The Development Plan and the current Annual Operating Plan (as each of those terms are defined in the Joint Operating Agreement) are each in full force and effect.

                  (xxv) AMENDMENTS. Neither the Joint Operating Agreement, the Development Plan or the current Annual Operating Plan (as each of those terms are defined in the Joint Operating Agreement) has been amended except as expressly permitted pursuant to the terms of this Agreement.

                  (xxvi) POLICIES OF INSURANCE. All Policies of Insurance required to be obtained pursuant to the terms of this Agreement or the Lease are in full force and effect and the Lessee is in compliance with all Insurance Requirements in connection therewith.

                  (xxvii) PERFECTION. Lessee has taken or is in the process of taking all action as is necessary to cause the perfection of the security interest of the Lenders in the Trust Estate including the actions set forth in Exhibit M.



                                                         Participation Agreement

                  (xxviii) PERFECTION. INFORMATION. All Certificates, financial statements and other information as is required to be delivered to the Lessor and/or the Participants in connection with the satisfaction of the conditions precedent with respect to the Documentation Date is true and accurate in all material respects and there has been no material adverse change in such Certificates, financial statements or other information since the date thereof.

                  (xxix) INFORMATION PROVIDED TO CONSULTANTS. All information and materials which have been provided by the Lessee in connection with the Platform and the Overall Transaction to the Appraiser, the Construction Consultant, the Engineering Consultant, the Environmental Consultant, the Reserve Engineer and the Insurance Consultant in connection with the reports to be delivered by them is true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  (xxx) OWNERSHIP OF LESSEE SHARES. Parent Guarantor owns 100% of the issued and outstanding stock of the Lessee.

         (b) AVAILABILITY DATE REPRESENTATIONS AND WARRANTIES. As of the Availability Date, each of the Lessee (in its capacity as Lessee, Construction Agent and Guarantor) and the Parent Guarantor hereby represents and warrants to each of the other parties hereto that:

                  (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee and the Parent Guarantor in the Operative Documents and in Section 8(a) hereof are true and accurate on and as of such Availability Date, as though made on and as of such Availability Date (or, if stated to relate to an earlier date, shall have been true and accurate as of such earlier date). No Event of Default has occurred and is continuing and no Default of which the Lessee or the Parent Guarantor has knowledge and that has not been previously disclosed to the Participants has occurred and is continuing under the Lease or the Construction Agency Agreement or any other Operative Document.

                  (ii) DUE AUTHORIZATION; ENFORCEABILITY. Each of the Operative Documents to which it is or will become a party with respect to the Availability Date has been or will be, when executed and delivered, duly authorized by all appropriate corporate action, and has been or will be executed and delivered by the Lessee or the Parent Guarantor, as the case may be, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes or will constitute upon the due execution thereof the Lessee's or Parent Guarantor's, as the case may be, legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) NO VIOLATION. The execution and delivery by the Lessee or Parent Guarantor, as the case may be, of each of the Operative Documents to which it is or will



                                                         Participation Agreement
         become a party with respect to the Availability Date are not, and the performance by the Lessee or Parent Guarantor, as the case may be, of its obligations under each will not be, inconsistent with its Organic Documents, do not and will not contravene any Applicable Law of the United States of America, the State of Illinois, the State of Delaware, the State of Minnesota or any jurisdiction applicable to the Lessee or the Parent Guarantor, as the case may be, or the Property or the transactions contemplated by the Operative Documents, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage or other material contract or other instrument to which the Lessee or the Parent Guarantor, as the case may be, is a party or by which it or its property is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Governmental Authority or other Person, except such as have been obtained, given or accomplished or such as will, pursuant to paragraph (iv) below, be obtained, given or accomplished not later than the dates required by Applicable Law.

                  (iv) GOVERNMENTAL ACTIONS. The Lessee or the Parent Guarantor, as the case may be, has made or will make all filings, recordings and registrations required by any Governmental Authority in connection with, and has obtained or will obtain, all Governmental Actions necessary or appropriate for the construction and commercial operation and use of the Platform and the performance by the Lessee of the transactions contemplated hereby and by the other Operative Documents which are then or theretofore required by Applicable Law; the Lessee or the Parent Guarantor, as the case may be, will make all filings, recordings and registrations required by any Governmental Authority in connection with, and will obtain, all material Governmental Actions necessary or appropriate for the construction and commercial operation and use of the Platform and the performance by the Lessee or the Parent Guarantor, as the case may be, of the transactions contemplated hereby and by the other Operative Documents not later than the dates required by Applicable Law.

                  (v) PERFORMANCE. Neither the Lessee nor the Parent Guarantor is in violation of any Applicable Law the violation of which is reasonably likely materially and adversely to affect the Platform or the transactions contemplated by this Participation Agreement and the other Operative Documents or which would materially adversely affect the Lessee's or the Parent Guarantor's ability to perform its obligations under each of the Operative Documents.

                  (vi) CONSTRUCTION CONTRACTS. The Lessee has delivered to the Lessor copies of all Construction Contracts in effect as of the Availability Date and all such Construction Contracts do not differ materially from the most recent drafts of such Construction Contracts delivered to the Lessor.

                  (vii) APPROVED BUDGET. The Approved Budget remains in full force and effect, there has been no material change in the Approved Budget since the date of approval by the Participants, and the Lessee is not aware of any fact or circumstance which could have a Material Adverse Effect on the ability of the Construction Agent to cause the construction of the Platform within the parameters set forth in the Approved Budget.



                                                         Participation Agreement

         (c) FUNDING DATE REPRESENTATIONS AND WARRANTIES. As of each Funding Date, on which an Advance is made and with respect to the Platform and/or the Property, each of the Lessee (in its capacity as Lessee, Construction Agent and Guarantor) and the Parent Guarantor represents and warrants that:

                  (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee and the Parent Guarantor, as the case may be, in the Operative Documents and in Section 8(a) and Section 8(b) hereof are true and accurate on and as of such Funding Date, as though made on and as of such Funding Date (or, if stated to relate to an earlier date, shall have been true and accurate as of such earlier date). No Event of Default has occurred and is continuing and no Default of which the Lessee or the Parent Guarantor has knowledge and that has not been previously disclosed to the Participants has occurred and is continuing under the Lease or the Construction Agency Agreement or any other Operative Document. No Default or Event of Default under the Lease or the Construction Agency Agreement or, to the knowledge of the Lessee, any other Operative Document, will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

                  (ii) SUPPORT AGREEMENTS. The ownership and use of the Property by the Trust, the Owner Trustee or the Certificate Holders does not require the execution by, or assignment to, any such party of any easement, utility, maintenance or other support agreements.

                  (iii) APPLICABLE LAWS. The Platform and the commercial operation thereof for its intended purposes and use thereof are and/or will be in compliance with all Applicable Laws, including, without limitation, zoning, planning, building, occupational safety and health laws and Environmental Laws of any Governmental Authority (other than in connection with the business of banking or which may be applicable to activity or transactions of the Participants not relating to the Operative Documents) having jurisdiction over the Platform, the Property, the Trust, the Owner Trustee, the Lessor or the Lessee other than such non-compliance that would not, individually or in the aggregate, (i) have a Material Adverse Effect, or (ii) impose any material penalty on, or result in the imposition of any criminal liability on, any Indemnified Person. All requirements thereof necessary for the use, occupancy and operation of the Platform which are then or theretofore required by Applicable Laws have been satisfied in all material respects.

                  (iv) NO TAXES. No sales, use, transfer, documentation, real estate or similar taxes, fees or other charges are payable with respect to the Platform or the Property under the laws of any State or any governmental subdivision thereof in which Platform or the Property is located in connection with (A) the entering into, or performance under, or enforcement of any Operative Document with respect thereto or (B) the lease to the Lessee of the Property, except such taxes, fees and other charges as have been paid or will be paid by the Lessee when due or are included in Estimated Allocated Construction Cost or Transaction Expenses.



                                                         Participation Agreement

                  (v) NO EVENTS OF LOSS. Except as disclosed in writing to the Certificate Holders in accordance with the Operative Documents, no Event of Loss with respect to the Platform has occurred and no event or condition has occurred which would, with the passage of time or the giving of notice, or both, constitute an Event of Loss with respect to the Platform.

                  (vi) ADVANCE. The amount of the Advance requested represents amounts owed by the Lessee or Construction Agent in respect of Allocated Construction Costs or Transaction Expenses, as the case may be, incurred prior to the date of such Advance and for which the Lessee has not previously been reimbursed by an Advance or represent amounts with respect to Facility Fees. The conditions precedent to such Advance and the related Equity Amount and Loans set forth in Section 9 have been satisfied or waived by the Participants.

                  (vii) CONSTRUCTION OF PROPERTY, DESCRIPTION OF AND TITLE TO PROPERTY. On the Funding Date, all material approvals of any Governmental Authority necessary for the construction operation of the Platform have been received and are in full force and effect with respect to work performed or to be performed in connection with the Advance to be made on such Funding Date. On each Funding Date, after giving effect to the transactions contemplated hereby, the Trust will have good and marketable title to and ownership of Property related to the Advance made in connection with such Funding Date, subject to no Title Defects, free and clear of all Liens, except Permitted Liens.

                  (viii) COMPLIANCE WITH ENVIRONMENTAL PROTECTION REQUIREMENTS. On the Funding Date (except as disclosed in the Environmental Audits delivered by Lessee to the Certificate Holders, Lessor and the Lenders) and during the Lease Term, the Platform is in compliance in all material respects with all Environmental Laws which are applicable to the Platform including, without limitation, Environmental Laws pertaining to design and performance standards and quality criteria for air, water and reclamation, and the use, storage, disposal and transportation of Hazardous Substances. Lessee shall cause asbestos to be abated as required in connection with its Construction of the Platform, as applicable.

                  (ix) INFORMATION PROVIDED TO CONSTRUCTION CONSULTANT. All information and materials which have been provided by the Lessee to the Construction Consultant in connection with the Construction Consultant Report delivered in connection with the Funding Date is true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  (x) ENVIRONMENTAL LAWS. Except as described in the Environmental Audit delivered by the Lessee to the Certificate Holders, the Lessor and the Lenders, to the best of the Lessee's and Parent Guarantor's knowledge:

                           (1) there are no pending or threatened claims,
                  complaints, notices or requests for information relating to the Platform or the Property received by the



                                                         Participation Agreement

                  Lessee or the Parent Guarantor with respect to any alleged violation of any Environmental Law, which may reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of the Lessee or the Parent Guarantor or which may reasonably be expected to have a material adverse effect on the Platform or the Property, and

                           (2) there are no pending or threatened complaints,
                  notices or inquiries to the Lessee or the Parent Guarantor relating to the Platform or the Property regarding potential liability of the Lessee or the Parent Guarantor under any Environmental Law, which may reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or properties of the Lessee or the Parent Guarantor.

                  (xi) PLATFORM. The contemplated use of the Platform by the Lessee and its respective agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements.

                  (xii) PLANS AND SPECIFICATIONS. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee or the Parent Guarantor, threatened with respect to the Platform which adversely affects the title to, or materially and adversely affects the use, operation or value of, the Platform or the Property. With respect to the Platform, all material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Platform during the construction thereof, and (y) construction of such Platform in accordance with the related Plans and Specifications and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to the time required by such Governmental Authority or private party.

                  (xiii) INSURANCE. The Lessee has obtained insurance coverage covering the Property which meets the requirements of Section 12 of the Lease, and such coverage is in full force and effect. The Lessee carries insurance with reputable insurers in respect of the Property and its Material Assets, in such manner, in such amounts and against such risks as is customarily maintained by the Lessee or its Affiliates that own or operate similar properties.

                  (xiv) CONSTRUCTION MILESTONES. Each Construction Milestone required to have been completed prior to the Funding Date is substantially complete and each Construction Milestone required to have been completed in connection with previous Advances on previous Funding Dates remains substantially complete.



                                                         Participation Agreement

         (d) AGREEMENTS. The Lessee hereby agrees that:

                  (i) INFORMATION. During the Lease Term, the Lessee and/or the Parent Guarantor, as the case may be, shall furnish to the Agent, the Participants and the Owner Trustee:

                           (1) promptly upon a Responsible Employee of the
                  Lessee becoming aware of the existence of a Lease Default, or Lease Event of Default, written notice specifying the nature of such Lease Default or Lease Event of Default and what action the Lessee is taking or proposes to take with respect thereto;

                           (2) within 120 days after the close of each Fiscal
                  Year of the Parent Guarantor, an audited consolidated balance sheet and consolidated statements of retained earnings and cash flows of the Parent Guarantor and its Consolidated Subsidiaries at the end of such Fiscal Year, together with an audited consolidated statement of income of the Parent Guarantor and its Consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing stating that such audited financial statements present fairly in all material respects the financial condition of the companies being reported upon and have been prepared in accordance with GAAP and that the audit by such accountants in connection with such audited financial statements has been made in accordance with generally accepted auditing standards;

                           (3) within sixty (60) days after the close of each of
                  the first three quarters of each Fiscal Year of the Parent Guarantor, an unaudited consolidated balance sheet and consolidated statements of cash flows of the Parent Guarantor and its Consolidated Subsidiaries, at and as of the end of such year-to-date period, together with an unaudited consolidated statement of income of the Parent Guarantor and its Consolidated Subsidiaries, for such year-to-date period, setting forth in each case in comparative form the amount for the corresponding period of the preceding Fiscal Year (for the balance sheet, the comparative period shall be the end of the preceding Fiscal Year), all in reasonable detail;

                           (4) promptly upon their becoming available, one copy
                  of each financial statement, report, or proxy statement sent by the Parent Guarantor to its shareholders generally, and of each regular or periodic report filed by the Parent Guarantor with any securities exchange or with the Securities and Exchange Commission or any successor agency;

                           (5) promptly, and in any event within ten (10) days,
                  notice to the Agent of any amendment to the Joint Operating Agreement;

                           (6) from time to time, such other financial
                  information as Certificate Holders, Owner Trustee or the Agent may reasonably request; and



                                                         Participation Agreement

                           (7) together with the financial statements delivered
                  pursuant to clauses (ii) and (iii) above, a certificate substantially in the form of Exhibit N attached hereto (and with no exceptions set forth therein other than those acceptable to the Agent and the Required Participants) from the Chief Financial Officer of the Parent Guarantor, which shall, in addition, show a calculation of the financial covenants set forth in Section 8(d)(vii);

                  (ii) PLATFORM COSTS AND ALLOCATED CONSTRUCTION COSTS; USE OF ADVANCES. The Lessee, as Construction Agent, will maintain a record of the Property Balance and the Allocated Construction Cost, and shall certify the same periodically to the Lessor, the Agent and the Participants from time to time upon request. In no event shall the Lessee or Construction Agent use the proceeds of the Advances for any purpose other than paying or reimbursing Allocated Construction Costs.

                  (iii) OFFICER'S CERTIFICATE. During the Lease Term with respect to the Property, within sixty (60) days after each quarterly period ending on each of March 31, June 30, September 30, within one hundred twenty (120) days after the end of each Fiscal Year of the Parent Guarantor and on December 31 of each year, the Lessee shall deliver to the Certificate Holders, the Agent and the Owner Trustee a certificate in the form of Exhibit C hereto of a Responsible Employee of the Lessee stating that such Responsible Employee has reviewed the required insurance coverages, the relevant terms of the Lease and the other Operative Documents and has made, or caused to be made, under such Responsible Employee's supervision, a review of the transactions and conditions of the Lessee from the beginning of the fiscal period stated in such request to the date of the certificate and (i) that such review has not disclosed the existence during such period of any condition or event which constitutes a Lease Default or Lease Event of Default or, if any such condition exists, specifying the nature and period of existence and what action the Lessee has taken or proposes to take with respect thereto, and (ii) certifying as to the satisfaction of the financial covenants set forth in (vii) below, and providing a schedule of the calculations and data used in determining such compliance.

                  (iv) DEFENSE OF TITLE. The Lessee will, at all times, at its own cost and expense, warrant and defend that the title of the Trust or the Owner Trustee, as the case may be, to the Property is free and clear of Liens, except for Permitted Liens.

                  (v) LIENS. The Lessee will not, directly, or indirectly, create, incur, assume or suffer to exist any Liens on the Property, except for Lessor Liens, and further except for Liens being contested by a Permitted Contest.

                  (vi) NON-DISCRIMINATION. The Lessee will operate and otherwise deal with the Platform and the Property using the Lessee's same general business practices as are applicable generally to its owned and leased properties which are similar to such Platform or such Property.

                  (vii) COVENANTS. The Parent Guarantor shall, and shall cause each of its Subsidiaries and the Lessee shall, and shall cause each of its Subsidiaries, to observe and perform the covenants set forth in
         SCHEDULE IV attached hereto.



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

                  (viii) SPECIAL EVENTS. The Lessee will not permit or suffer to occur any Special Events.

                  (ix) ERISA. Neither the Lessee nor the Parent Guarantor will, in the future, cause directly or indirectly any employee benefit plan (other than a governmental plan) with respect to which it or one of its Affiliates is a party in interest, all within the meaning of ERISA, to become a party to any of the Operative Documents or to have any interest in any of the transactions contemplated thereby, directly or indirectly. As used in this Section, the terms "EMPLOYEE BENEFIT PLAN" and "PARTY IN INTEREST" shall have the meanings assigned to them in ERISA.

                  (x) NO ISSUANCE. The Lessee and the Parent Guarantor agree that neither the Lessee nor anyone acting on its behalf will offer any interests in the Trust Estate (including the trust certificates) or any part thereof or any securities similar thereto for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the interests in the Trust Estate (including the trust certificates) within the provisions of Section 5 of the Securities Act or any similar provisions under any applicable state "blue sky" or similar state securities laws.

                  (xi) GOVERNMENTAL LEASES. The Lessee agrees to duly and timely perform all obligations under each Governmental Lease (including, without limitation, the payment of all royalties or other amounts due thereunder from time to time) and to comply with all provisions of such Governmental Leases. The Lessee will forward to Lessor, and the Agent and the Participants all copies of all notices delivered to any party to the Governmental Leases within ten days of receipt or dispatch, as the case may be.

                  (xii) LESSEE'S COVENANT TO NOTIFY OF RELOCATION. Each of the Lessee and the Parent Guarantor covenants and agrees to give the Owner Trustee and the Certificate Holders at least 30 days' prior written notice of any relocation of its chief executive office, principal place of business or the place where its records concerning the Platform or the Property is located.

                  (xiii) CORPORATE FRANCHISES. Each of the Lessee and the Parent Guarantor covenants and agrees that it will at all times maintain its corporate existence and all material franchises and qualifications in good standing and at all times comply in all respects with any Applicable Law, rule, regulation, order or decree applicable to Lessee or its operations or properties the failure to comply with which, in each case or in the aggregate, would have a Material Adverse Effect upon Lessee.

                  (xiv) COMPLETION AND OPERATION. Lessee covenants and agrees that the Platform shall be operated for the use intended by the Lessee upon the Lessor's Completion of the Platform. Lessee shall deliver to the Certificate Holders and the Owner Trustee, on or before the Outside Completion Date applicable to the Platform, a certificate of a Responsible Employee of the Lessee stating that such Platform is operating for the use intended by the Lessee and all Construction has been completed on or before such date.



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

                  (xv) COMPLIANCE WITH ENVIRONMENTAL PROTECTION REQUIREMENTS; ACCESS TO ENVIRONMENTAL AUDITS. During the Lease Term, the Lessee will cause the Platform to be in compliance in all material respects with all Environmental Laws which are applicable to the Platform including, without limitation, Environmental Laws pertaining to design and performance standards and quality criteria for air, water and reclamation, and the use, storage, disposal and transportation of Hazardous Substances. During the Lease Term, the Lessee shall furnish to the Agent, the Participants and the Owner Trustee, any Environmental Audits and all environmental reports, filings or notices (given or received by it) related to the Platform which are obtained or made by it.

                  (xvi) CREATION AND MAINTENANCE OF LIEN. The Lessee will obtain and maintain on behalf of the Lessor and the Lenders a first priority perfected security interest in the Property located on the Construction Sites or the Site or, to the extent practicable, while in transit between such locations and in the Construction Documents, subject to Permitted Liens. The Lessee will deliver and/or file or cause to be delivered and/or filed such opinions, registrations, supplements or other documents as shall be necessary to evidence and confirm the lien of the Lessor and the Lenders or as shall otherwise be reasonably confirmed by the Agent, including, without limitation, such documentation as is reasonably necessary to perfect the security interests of the Lessor and the Agent in the bill of lading or substantially equivalent document with respect to the Platform while in transit from Finland to Texas or Louisiana and from Texas or Louisiana to its intended location in Garden Banks Block 668. During the Construction Period, Lessee agrees that any and all filings of financing statements, mortgages, deeds of trust of other security documents shall be updated quarterly with revised schedules so as to reflect progress of the construction or otherwise, all of such documents to be in form and substance satisfactory to the Lessor, the Agent and the Participants.

                  (xvii) CHARACTERIZATION OF PROPERTY. The parties hereto intend that the Platform be characterized as personalty and not as real estate. The Lessee hereby agrees that it shall not contest such characterization in a court of law or otherwise.

                  (xviii) SUPPORT ARRANGEMENTS. If the Lease is terminated and the Property is not purchased by the Lessee, the Lessee will provide commercially reasonable and customary support to the Lessor in connection with Lessor's ownership of the Platform reasonably required by the Lessor including, without limitation, the right to access the Platform and the Site, all items necessary to use the Platform and realize value from the Platform (including pipeline access), but not including an obligation to (a) dedicate reserves beyond those provided in the amendment to the Joint Operating Agreement pertaining to the Platform, (b) obtain Governmental Actions which are not obtainable with commercially reasonable efforts or (c) provide items or service which are readily available to the Lessor in the market. In connection with items provided by Lessee, Lessor shall pay Lessee the fair market value of such items upon delivery. The Lessor's right to the support arrangements shall survive termination of the Lease and is assignable by the Lessor to third parties.

                  (xix) JOINT OPERATING AGREEMENT PLATFORM AMENDMENT. (a) The Lessee will observe and perform its obligations under the Joint Operating Agreement, including, (x)



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                                       40
         causing an Annual Operating Plan and the Development Plan (as each of those terms are defined in the Joint Operating Agreement) to remain in full force and effect at all times and (y) complying with the terms of the Second Amendment to the Joint Operating Agreement pertaining to the Platform (commonly known as the "PLATFORM AMENDMENT") on and after the date such Platform Amendment is effective, (b) the Lessee will not waive or amend any provisions of the Joint Operating Agreement relating to the Platform without the written consent of the Agent and the Required Participants if such proposed waiver or amendment would have a Material Adverse Effect on their interests therein and herein, and (c) for the purposes of Section 14.5.1 of the Platform Amendment, voting rights in respect of the Operator shall be as set forth in such Section 14.5.1.

                  (xx) INSURANCE. The Lessee will comply with the provisions relating to insurance set forth in the Lease and will not without the written consent of the Agent materially alter insurance coverage with respect to the Platform from that set forth in the Insurance Consultant's Report.

                  (xxi) OWNERSHIP OF LESSEE SHARES. The Lessee shall cause Parent Guarantor, and Parent Guarantor shall continue to own, 100% of the issued and outstanding stock of Lessee.

SECTION 9. CONDITIONS PRECEDENT TO DOCUMENTATION DATE, AVAILABILITY DATE AND
           ADVANCES

         (a) CONDITIONS PRECEDENT TO THE DOCUMENTATION DATE. The obligations of the Lessor, the Participants and the Agent to enter into the Operative Documents on the Documentation Date, are subject to each of the following conditions precedent, with all documents to be in form and substance acceptable to the Agent and the Participants:

                  (i) CORPORATE PROCEEDINGS. Each of the Participants, the Agent, the Owner Trustee and the Lessee shall have received evidence of the corporate existence and the incumbency of officers, and copies of such corporate resolutions and authorizations, of each of the other parties as each such party shall reasonably request.

                  (ii) OPINION OF COUNSEL FOR LESSEE AND PARENT GUARANTOR. Each of the Participants, the Agent and the Owner Trustee shall have received a favorable opinion, dated such date, addressed to each of them from Andy Becher, in-house counsel to the Lessee and Parent Guarantor (which opinions shall be substantially in the form of Exhibit D-1 and F-1, respectively), Phelps Dunbar L.L.P., special local Louisiana counsel of the Lessee and Parent Guarantor, Dittmar & Indrenius, special Finland counsel to the Lessee and Parent Guarantor (which opinions shall be substantially in the form of Exhibits, F-2, and F-3 hereto, respectively).

                  (iii) OPINION OF COUNSEL FOR OWNER TRUSTEE. Each of the Certificate Holders and the Lessee shall have received a favorable opinion, dated such date addressed to each of them from Morris, James, Hitchens & Williams, LLP, special counsel for Wilmington



                                                         Participation Agreement

         Trust Company and the Owner Trustee, which opinion shall be substantially in the form of Exhibit E hereto.

                  (iv) ILLEGALITY. There is no Applicable Law which would make it illegal for the Certificate Holders, the Owner Trustee, or the Lessee to participate in any of the transactions contemplated by the Operative Documents.

                  (v) DOCUMENTS IN FULL FORCE AND EFFECT. Each of this Participation Agreement and each of the Operative Documents delivered on the Documentation Date shall be in form and substance reasonably satisfactory to the Agent, the Lessee, the Participants and the Owner Trustee, shall be in full force and effect on the Documentation Date, and an executed counterpart of each thereof shall have been delivered to each such party.

                  (vi) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Documentation Date.

                  (vii) GOVERNMENTAL ACTIONS. There shall be no Governmental Actions by, from or with any Governmental Authority that are necessary or, in the reasonable opinion of the Agent, the Lessee, any Participant or the Owner Trustee, advisable (i) in connection with the due execution, delivery and performance by the parties to each of the Operative Documents of such Operative Documents to which it is or will become a party or with respect to the transactions contemplated hereby or thereby except for Governmental Actions which are not then required to be obtained under Applicable Law, and (ii) so that none of the Participants, the Agent, Owner Trustee or Wilmington Trust Company will become, (x) solely by reason of entering into this Participation Agreement or the other Operative Documents or (except with respect to the exercise by any Person of any control over the Platform or the Property upon the occurrence of a Lease Event of Default or the expiration or other termination of the Lease) the consummation of any of the transactions contemplated hereby or thereby, subject to regulation by any Governmental Authority which regulates or otherwise has jurisdiction over any facilities for the retail distribution of petroleum products; or (y) except for regulation the applicability of which depends on the existence of facts in addition to the ownership of the Platform or the Property upon the exercise of remedies under the Lease or upon the expiration of the Lease, subject to ongoing regulation of its operations by any Governmental Authority.

                  (viii) NO LITIGATION. There shall be no legal action, suit, investigation or proceeding by or before any Governmental Authority pending or threatened against or affecting each of the Lessee, Parent Guarantor or any of its respective properties, which materially and adversely affects any of the transactions contemplated by this Participation Agreement or the other Operative Documents or the ability of the Lessee or the Parent Guarantor, as the case may be, to perform its obligations hereunder or under the other Operative Documents.

                  (ix) NO VIOLATION. The Lessee shall be in compliance with all Applicable Laws the violation of which is reasonably likely to affect materially and adversely the



                                                         Participation Agreement
         transactions contemplated by this Participation Agreement and the other Operative Documents, including, without limitation, all Environmental Laws.

                  (x) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Participants, Wilmington Trust Company, the Owner Trustee and the Lessee contained herein or in any other Operative Document executed and delivered on or prior to such date shall be true and accurate on and as of the Documentation Date, as though made on and as of such date (or, if stated to have been made as of an earlier date, shall have been true and accurate as of such date).

         (b) CONDITIONS TO THE AVAILABILITY DATE. The occurrence of the Availability Date and, therefore, the obligation of the Certificate Holders to fund any Equity Amount and the obligation of each Lender to make any Loan, are subject to satisfaction or waiver of the following conditions precedent, with all documents to be in form and substance acceptable to the Agent and the
Participants:

                  (i) DOCUMENTATION DATE CONDITIONS PRECEDENT. The conditions precedent set forth in Section 9(a) (except Sections 9(a)(ii), (iii) and, except as to the Lessee, (x)) shall have been satisfied or waived on and as of such Availability Date it being understood that such conditions precedent shall be applied to the Availability Date by replacing the term "Documentation Date" in Section 9(a) with the term "Availability Date."

                  (ii) TAXES. All Taxes, if any, due and payable on or prior to the Availability Date in connection with the execution, delivery, recording and filing or performance of the Operative Documents and in connection with the consummation of the transactions contemplated thereby shall have been paid in full on or prior to the Availability Date.

                  (iii) APPRAISAL. The Appraisal of the Platform shall (a) be delivered to each Participant, the Lessor, the Agent and the Owner Trustee at least one (1) week prior to the Availability Date, and (b) be in form and substance satisfactory to the Participants.

                  (iv) RECORDATION. The Lessor, the Certificate Holders and the Lenders shall have received evidence reasonably satisfactory to it that the Lender Mortgages and, Assignment of Leases and Rents and other security documentation as agreed by the parties hereto have been, or are being, recorded (or satisfactory arrangements have been made for prompt recordation) in a manner sufficient to properly secure each of their interests therein and fees payable in connection therewith have been paid by Lessee.

                  (v) EVIDENCE OF INSURANCE. The Agent, the Lessor and the Certificate Holders shall have received evidence that the insurance maintained by the Lessee with respect to the Platform satisfies the requirements set forth in Section 12 of the Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                  (vi) GOVERNMENTAL LEASES. Permission is hereby granted to the Lessor by the Lessee to locate the Property on the Site.



                                                         Participation Agreement

                  (vii) SUPPLEMENTAL OPINIONS OF COUNSEL OF LESSEE. On or prior to the applicable Availability Date, the Lessee shall have delivered to the Agent, each Participant and the Lessor (i) a supplement to each of the opinions of in-house counsel to the Lessee and Parent Guarantor,
         (ii) a supplement to the opinion of Phelps Dunbar L.L.P., special Louisiana counsel to the Lessee and the Parent Guarantor, (iii) a supplement to the opinion of Dittmar & Indrenius, special Finland counsel to the Lessee and the Parent Guarantor, and (iv) a supplement to the opinion of applicable counsel (or new opinion of applicable local counsel, each acceptable to the Agent and the Certificate Holders) hereto, which supplements, opinions and questionnaires shall cover matters required by the Agent.

                  (viii) UCC FINANCING STATEMENTS. Lessee and Lessor shall have executed and submitted for filing or recording, as applicable, Uniform Commercial Code financing statements (which may be in the form of amendments to existing financing statements) with respect to the Property and the Trust Estate.

                  (ix) OTHER DOCUMENTS. The Lessee shall have delivered or caused to be delivered such other documents as the Lessor and Agent may reasonably request.

                  (x) PLANS AND SPECIFICATIONS; CONSTRUCTION SCHEDULE; CONSTRUCTION MILESTONES. On or prior to the applicable Availability Date, the Lessee shall have delivered to the Agent the Plans and Specifications, a schedule for Construction completion for the Platform, and the Construction Milestones, certified by the Construction Agent;

                  (xi) CONSTRUCTION BUDGET. On or prior to the applicable Availability Date, the Lessee shall have delivered to the Agent the Approved Budget for the Platform, certified by the Construction Agent; and

                  (xii) CONSTRUCTION CONTRACT. On or prior to the applicable Funding Date, the Lessee shall have delivered to the Agent the Construction Contract and any Material Construction Contracts for the Construction of the Platform which are in existence, which Construction Contract and Material Construction Contracts and the contractors party thereto shall have been approved by the Required Participants, and under which Construction Contracts, the cost of design of the Platform, including, without limitation, the applicable Plans and Specifications and the Construction Cost of such Platform in accordance with such Plans and Specifications shall not exceed the Approved Budget.

                  (xiii) REPORTS. The following reports shall (a) have been delivered to each Participant, the Lessor, the Agent and the Owner Trustee at least one (1) week prior to the Availability Date, and (b) shall be in form and substance satisfactory to the Participants: the Reserve Report, a Construction Consultant's Report, the Insurance Consultant's Report, and the Environmental Consultant's Report and the Engineering Report.

                  (xiv) CONSTRUCTION CONSULTANT CERTIFICATE. The Construction Consultant shall deliver to the Lessor and the Agent a certificate to the effect that the Approved Budget, the schedule for Construction and the Construction Milestones conform with prudent



                                                         Participation Agreement
         industry practice and are not unreasonable in the context of the construction of a production platform of a type similar to the Platform.

                  (xv) SECTION 8(B) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee set forth in Section 8(b) shall be true and accurate on and as of such Availability Date.

                  (xvi) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee and the Parent Guarantor contained herein or in any other Operative Document executed and delivered on or prior to such date shall be true and accurate on and as of such Availability Date, as though made on and as of such date (or, if stated to have been made as of an earlier date, shall have been true and accurate as of such date) and each of the Certificate Holders, Wilmington Trust Company, the Owner Trustee, the Agent and the lessee shall have received an Officer's Certificate, dated such date, to such effect from each of such parties. All documents and instruments required to be delivered on the Availability Date shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Agent and the Lessee.

         (c) CONDITIONS PRECEDENT TO EACH ADVANCE. The obligations of the Participants to make an Advance on each Funding Date, the obligation of the Certificate Holders to fund the related Equity Amount on each Funding Date and the obligation of the Lenders to make the related Loan on such Funding Date are subject to satisfaction or waiver of the following conditions precedent, with all documents to be in form and substance acceptable to the Agent and the
Participants:

                  (i) AVAILABILITY DATE CONDITIONS PRECEDENT. The Availability Date shall have occurred and the conditions precedent set forth in
         Section 9(b)(i), (ii), and, except as to the Lessee, (ix) shall have been satisfied or waived on as of such Funding Date, it being understood that such conditions precedent shall be applied to such Funding Date by replacing the term "Availability Date" in such Section 9(b) with the term "Funding Date", as applicable.

                  (ii) FUNDING REQUEST. Each of the Agent and the Certificate Holders shall have received a fully executed counterpart of the applicable Funding Request, executed by the Lessee, in accordance with
         Section 3(c). Each of the delivery of a Funding Request and the acceptance by the Lessee of the proceeds of such Advance shall constitute a representation and warranty by the Lessee and the Parent Guarantor that on the applicable Funding Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the statements made in Section 8(c) are true and correct.

                  (iii) CONSTRUCTION CERTIFICATE. With respect to any Allocated Construction Costs to be paid or reimbursed using the proceeds of such Advance, the Certificate Holders and Agent shall have received, at least three (3) days prior to the applicable Funding Date, a Construction Certificate in the form of Exhibit J hereto (a "CONSTRUCTION CERTIFICATE"), together with all attachments thereto.



                                                         Participation Agreement

                  (iv) GOVERNMENTAL PERMITS, ETC. The Certificate Holders and Agent shall have received evidence satisfactory to it that all permits, licenses and consents required by any Governmental Authority in connection with the Construction for which the Advance is being requested have been obtained and are in full force and effect on the applicable Funding Date.

                  (v) FEES. The Certificate Holders shall have received all fees due and payable pursuant to the Fee Letter, and each Participant shall have received all Facility Fees due and payable pursuant to Section 4(d).

                  (vi) EVENT OF DEFAULT. There shall not have occurred and be continuing any Lease Event of Default, and no Lease Event of Default will have occurred after giving effect to the making of the Advance requested by such Funding Request.

                  (vii) AVAILABLE COMMITMENTS. After giving effect to the applicable Advance, the condition set forth in the last sentence of
         Section 3(a) shall not be violated.

                  (viii) CONSTRUCTION COSTS. After giving effect to the applicable Advance, the Allocated Estimated Construction Costs as yet unpaid of completing the Construction pursuant to the Construction Documents shall not exceed the Available Commitments and shall be in accordance with the Approved Budget.

                  (ix) CONSTRUCTION CONSULTANT'S REPORT. The Agent and the Certificate Holders shall have received a Construction Consultant's Report in connection with such Funding Date in form and substance satisfactory to each of them and, if the Advance is to occur during the months of March, June, September and December, commencing March, 200_, such Consultant's Report shall include a more detailed quarterly review of the Construction activities and progress.

                  (x) OTHER FUNDING. Funds in respect of the aggregate amount of construction costs of the Platform not contemplated to be financed pursuant to the terms of the Operative Documents shall have been advanced (or otherwise provided) in an amount at least equal to the Allocated Construction Costs to be funded pursuant to the Advance requested pursuant to such Funding Request.

                  (xi) EVIDENCE AS TO COSTS AND EXPENSES. Delivery to the Agent and the Lessor of evidence, in form and substance satisfactory to the Agent and the Lessor, to support the Allocated Construction Costs and Transaction Expenses to be funded pursuant to such Funding Request.

SECTION 10. COMPLETION DATE CONDITIONS; APPRAISAL; TAKE-OUT

         (a) COMPLETION DATE. The Completion Date with respect to the Platform shall be deemed to have occurred for purposes of the Operative Documents on the earliest date on which each of the following events shall have occurred:



                                                         Participation Agreement

                           (1) the Construction relating to the Platform shall
                  have been substantially completed in accordance with the Plans and Specifications and all Applicable Law;

                           (2) the Platform shall be ready for occupancy and
                  operation for its intended purpose in accordance with the Plans and Specifications, as evidenced by the issuance of the applicable approved "Structural Permit" and a Facilities Permit" by the Minerals Management Service for the Platform contemplated by the Plans and Specifications; and

                           (3) the Lessor and the Agent shall have received a
                  Completion Certificate from the Construction Agent substantially in the form of Exhibit G hereto (a "COMPLETION CERTIFICATE").

         (b) REAPPRAISAL UPON COMPLETION. Within sixty (60) days from the Completion Date for the Platform, the Agent shall obtain, at Lessee's sole cost and expense, a new Appraisal of the Property taking into account such Completion (the "COMPLETION APPRAISAL") which Completion Appraisal shall be delivered to the Agent within sixty (60) days after the Completion Date. Such Completion Appraisal shall use methodology similar to that of the Appraisal delivered in connection with the Availability Date, with appropriate changes in assumptions and taking into account the terms of Joint Operating Agreement, as amended. In the event such Completion Appraisal shall conclude that the Fair Market Sales Value of the Platform upon such Completion, multiplied by Lessor's Percentage Undivided Interest, is less than the Property Balance (such amount, a "FMV SHORTFALL"), Lessee shall make a special lease payment of Supplemental Rent to the Agent equal to such FMV Shortfall.

         Such Completion Appraisal shall also specify the expected Fair Market Sales Value of the Property as of the date which is the fifth anniversary of commencement of the Interim Term, applying a straight line depreciation method. The excess of the Fair Market Sales Value as of the Completion Date over the projected Fair Market Sales Value as of such fifth anniversary shall be amortized on a straight line basis over the time period from the commencement of the Basic Term to the Expiration Date (assuming the Lease Term is not earlier terminated) and shall be paid annually as Supplemental Rent on each anniversary of the Completion Date and on the last day of the Lease Term.

         (c) TAKE-OUT FINANCING. Notwithstanding anything to the contrary contained in this Participation Agreement or the other Operative Documents, if, on or prior to the 90th day following the Completion Date (the "TAKE-OUT DATE"), the Lessee does not purchase the Property pursuant to and in accordance with the provisions of Section 6(e) of the Lease, the Applicable Margins set forth in
Schedule II hereto shall be increased by 50 basis points.

SECTION 11. TRANSFERS OF LENDERS' INTERESTS

         (a) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time assign to one or more banks or other entities ("Transferees") all or any part of its rights and obligations under the Operative Documents or the Property. Such assignment shall be substantially in the form of Exhibit L-1 or in such other form



                                                         Participation Agreement
as may be agreed to by the parties thereto. During the Construction Period, the consent of the Lessee shall be required prior to an assignment becoming effective with respect to a Transferee which is not a Participant or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Lessee shall not be required; provided, further, that participations in Loans shall not require the consent of the Lessee. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Transferee which is not a Participant or an Affiliate thereof. The consent of Lessee and Agent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Transferee which is not a Participant or an Affiliate thereof shall (unless each of the Lessee and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

         (b) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 11(a), and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Transferee to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Transferee in and under the Operative Documents or the Property will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Transferee shall for all purposes be a Lender party to this Agreement and any other Operative Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Operative Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Lessee, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the aggregate Commitments and Loans assigned to such Transferee. Upon the consummation of any assignment to a Transferee pursuant to this Section 11(b), the transferor Lender, the Agent and the Lessee shall, if the transferor Lender or the Transferee desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Transferee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         (c) RIGHTS OF TRANSFEREES. Each of the Lessee and the Lessor acknowledges and agrees that each Transferee, for purposes of Sections 13 and 14, shall be considered a Lender; provided, however, that each of the Lessee and the Lessor shall have no greater liability to any Transferee than it would have had to the applicable Lender, except as reflected in amounts necessary to indemnify such Person on an After-Tax Basis.

                           (1) WITHHOLDING TAXES; DISCLOSURE OF INFORMATION;
                  PLEDGE UNDER REGULATION A.If any Lender (or the assignee in any Note, each a "Transferee") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or Transferee, as applicable, shall (as a condition precedent to acquiring or participating in such Loan and so long as it shall be legally entitled to an exemption from withholding as a continuing



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

                  obligation to the Lessor and the Lessee), furnish on a timely basis to the Agent, the Lessor and the Lessee in duplicate, for each taxable year of such Lender or Transferee during the Lease Term of the Lease, a properly completed and executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W8-BEN or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Lender or Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and provide on a timely basis to the Agent, the Lessor and the Lessee a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Lender's Note, each Transferee shall be deemed bound by the provisions set forth in this Section 11.

                           (2) Any Lender may, in connection with any assignment
                  or participation or proposed assignment or participation pursuant to this Section 11, disclose to the assignee or participant or proposed assignee or participant any information relating to the Lessee.

                           (3) Anything in this Section 11 to the contrary
                  notwithstanding, any Lender may assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise.

SECTION 12. TRANSFERS OF CERTIFICATE HOLDERS' INTEREST

         (a) ASSIGNMENTS. All or any part of the interest of any Certificate Holder in, to or under this Participation Agreement, the other Operative Documents, the Property or the Trust may be assigned or transferred by such Certificate Holder at any time, subject, during the Construction Period, to the consent of Lessee, which consent shall not be unreasonably withheld, to (i) any Affiliate of such Certificate Holder, (ii) any other Participant or any Affiliate of any such other Participant, or (iii) with the consent of the Agent (such consent not to be unreasonably withheld), to any other Person; provided, however, that (A) prior to a Lease Event of Default, no interest shall be assigned to Lessee or any Affiliate of Lessee; (B) except as provided in (C) below, each such assignment is in an amount equal to not less than twenty percent (20%) of the sum of the aggregate amount of the Available Equity Commitments and the outstanding Equity Amounts of all Certificate Holders (the "PERMITTED EQUITY ASSIGNMENT AMOUNT"); (C) with respect to an assignment to a Lender or an Affiliate of a Lender, each such assignment is in an amount equal to not less than the product of (x) the sum of the Available Equity Commitment, if



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                                       49
any, and outstanding Equity Amounts of the assignor Certificate Holder and (y) the fraction, expressed as a decimal, obtained by dividing the sum of the Available Loan Commitments and outstanding principal amount of Loans of such Lender by the sum of the aggregate amounts of the Available Loan Commitments and Loans of all Lenders; and (D) in any event, the assignor Certificate Holder retains an interest equal to not less than the Permitted Equity Assignment Amount; and, provided, further, that notice is given to the Owner Trustee and
(A) each assignment or transfer shall comply with all applicable securities laws; and (B) the assignee, if it is not a Participant immediately prior to such assignment, will deliver to the Agent a completed administrative questionnaire in form and substance acceptable to the Agent. Notwithstanding the above, participations in Certificates shall not require the consent of the Lessee. The Agent shall receive an administrative fee of $4,000 from the applicable transferor or transferee in connection with any assignment or participation under this Section 12. Each assignee or transferee acknowledges that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 12(a) (and the transferor and transferee Participant shall deliver to the Lessee and the Lessor an Assignment Agreement, in substantially the form of Exhibit L-2, executed by the assignee or transferee) and further represents and warrants to each Participant and the Lessee as set forth in Section 6 and that:

                  (i) it has a net worth or combined capital and surplus of not less than $5,000,000 (or shall provide a guaranty of its obligations under the Operative Documents from a Person which has such net worth or combined capital and surplus);

                  (ii) it has the requisite power and authority to accept such assignment or transfer;

                  (iii) it will not transfer any interest in the Trust unless the proposed transferee makes the foregoing representations and covenants;

                  (iv) it will not take any action with respect to such interest in the Trust that would violate any applicable securities laws;

                  (v) it will not assign or transfer any interest in the Trust except in compliance with this Section 12; and

                  (vi) it is not and will not be funding, and is not and will not be performing its obligations under the Operative Documents with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or "plan" (as defined in
         Section 4975(e)(1) of the Code).

         (b) RIGHTS OF TRANSFEREES. Each of the Lessee and the Lessor acknowledges and agrees that each Transferee, for purposes of Sections 13 and 14, shall be considered a Certificate Holder and Section 13.2 of the Trust Agreement shall be amended accordingly to reflect the notice address of such Transferee; provided, however, that each of the Lessee and the Lessor shall have no greater liability to any Transferee than it would have had to the applicable Certificate Holder transferor, except as reflected in amounts necessary to indemnify such Person on an After-Tax Basis.



                                                         Participation Agreement

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

         (c) Withholding Taxes; Disclosure of Information; Pledge Under Regulation A

                           (1) If any Certificate Holder (or the assignee of any
                  Equity Amount, each also a "TRANSFEREE") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or Transferee, as applicable, shall (as a condition precedent to acquiring or participating in such Equity Amount and so long as it shall be legally entitled to an exemption from withholding as a continuing obligation to the Lessor and the Lessee), furnish on a timely basis to the Agent, the Lessor and the Lessee in duplicate, for each taxable year of such Certificate Holder or Transferee during the Lease Term of the Lease, a properly completed and executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Lender, the Lessor or Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and provide on a timely basis to the Agent, the Lessor and the Lessee a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Certificate Holder or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of all or any portion of a Certificate Holder's Equity Amounts, each Transferee shall be deemed bound by the provisions set forth in this Section 12.

                           (2) Any Certificate Holder may, in connection with
                  any assignment or participation or proposed assignment or participation pursuant to this Section 12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Lessee.

                           (3) Anything in this Section 12 to the contrary
                  notwithstanding, any Certificate Holder may assign and pledge all or any portion of its interest in the Trust held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise.

SECTION 13. GENERAL TAX INDEMNITY

         (a) TAX INDEMNITEE DEFINED. For purposes of this Section 13, "TAX INDEMNITEE" means (x) each Participant, the Lessor and the Affiliates of each of the foregoing, Wilmington Trust Company and the Owner Trustee, both in its individual capacity and as trustee, and each of their respective successors, assigns, servants, agents, officers, directors and employees and the Trust Estate, and (y) except with respect to any Taxes relating to the Platform or the Property



                                                         Participation Agreement
during the Construction Period, each Lender and its Affiliates, and each of their respective successors, assigns, servants, agents, officers, directors and employees.

         (b) TAXES INDEMNIFIED. The Lessee agrees to pay promptly when due, and will indemnify and hold harmless each Tax Indemnitee on an After-Tax Basis against, all taxes, fees, withholdings, and governmental charges attributable to the transactions contemplated herein including all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, adjusted gross income, gross receipts, franchise, net worth, capital, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "TAX" and collectively called "TAXES"), however imposed (whether imposed upon any Tax Indemnitee, the Lessee, or all or any part of the Platform or the Property or any payment made in connection with the transactions contemplated hereunder), by any Federal, state or local government or taxing authority in the United States of America, or by any government or taxing authority of a foreign country, of any political subdivision or taxing authority thereof or by a territory or possession of the United States of America or an international taxing authority, upon or with respect to, based upon or measured by:

                           (1) the Platform or the Property or any part thereof;

                           (2) the location, replacement, conditioning,
                  refinancing, control, purchase, repossession, improvement, maintenance, redelivery, manufacture, acquisition, purchase, ownership, acceptance, rejection, delivery, non-delivery, leasing (including the Governmental Leases), subleasing, transportation, insuring, inspection, registration, assembly, abandonment, preparation, installation, possession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, import, export, alteration, addition, replacement, assignment, overhaul, transfer or registration, imposition of any lien, sale or other disposition of the Platform or the Property or any part thereof or interest therein;

                           (3) the rentals, receipts or earnings arising from
                  the Operative Documents or from the purchase, ownership, delivery, leasing (including the Governmental Leases), possession, use, operation, return, storage, transfer of title, sale or other disposition of the Sites or any part thereof;

                           (4) any or all of the Operative Documents;

                           (5) the income or other proceeds received with
                  respect to the Property, held by the Owner Trustee under the Trust Agreement; or

                           (6) otherwise with respect to or by reason of the
                  transactions described in or contemplated by the Operative Documents.

         (c) TAXES EXCLUDED. The indemnity provided for in paragraph 13(b) above shall not extend to any of the following (in each case, except in the case of Taxes otherwise indemnifiable under the Operative Documents, additional amounts necessary to indemnify a Tax Indemnitee for such Taxes on an After-Tax Basis):



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                                       52

                           (1) Federal income taxes;

                           (2) in the case of each Tax Indemnitee which is a
                  Lender, (i) net income taxes and (ii) other taxes that would not have been incurred but for such Indemnitee or a person related thereto being organized in the jurisdiction imposing such taxes or conducting activities therein that are unrelated to the contemplated transactions;

                           (3) in the case of each Certificate Holder, (i) net
                  income taxes other than net income taxes imposed by jurisdictions in which such Indemnitee is not otherwise subject to such taxes to the extent such net income taxes exceed the net income taxes that would have been payable if the Lease had been treated as a secured loan and (ii) other taxes that would not have been incurred but for such Indemnitee or a person related thereto being organized in the jurisdiction imposing such taxes or conducting activities therein that are unrelated to the contemplated transactions;

                           (4) in the case of the Lessor, income, franchise,
                  conduct of business or similar taxes that are imposed on the Lessor and not the Certificate Holders and that, if imposed on the Certificate Holders, would not have been indemnified against (including all Taxes imposed on Lessor by any taxing authority as a result of being treated as an entity other than a "flow-through" entity or a "disregarded" entity, but subject to the final "notwithstanding" provision at the end of this
                  Section 13(c));

                           (5) Taxes imposed on or measured by the net or gross
                  income, excess profits, receipts, minimum or alternative minimum taxable income, capital, net worth, tax preferences, accumulated earnings or capital gains of a Tax Indemnitee or that are conduct of business, doing business or franchise Taxes of such Tax Indemnitee (other than any Taxes which are, or are in the nature of, sales, use, transfer, excise, rental, license, ad valorem or property Taxes imposed by reason of the location, use, operation or presence of the Property or any part thereof or a Person which is the Lessee, any sublessee, any sub-sublessee, assignee or any other Person using through any of the foregoing (including any Affiliate of any of the foregoing, but excluding the Lessor, any Participant or any Affiliate of any such excluded Person) (each, a "LESSEE PERSON") in such jurisdiction or the fact that any payment by a Lessee Person contemplated by the Operative Documents is made from such jurisdiction) ("INCOME TAXES") imposed by the United States or any state or local government or taxing authority within the United States or by any governmental or taxing authority of a foreign country, or any political subdivision or taxing authority thereof, or by any international taxing authority); provided, however, provisions of this clause (5) relating to Income Taxes shall not exclude from the indemnity described in this Section 13 any state or local Income Taxes (other than Taxes based on or measured by net income) imposed by reason of the location, use, operation or presence of any Improvement or any part thereof in any state in which the Platform or the Property is located, other than any other state which such Tax Indemnitee agrees in writing (on or prior to any



                                                         Participation Agreement

                  Improvements becoming subject to the Operative Documents) is excluded from the indemnity otherwise implied by the proviso to this clause 5;

                           (6) Taxes arising out of or measured by acts,
                  omissions, events or periods of time (or any combination of the foregoing) which occur after (and are not attributable to acts, omissions or events occurring contemporaneously with or prior to) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Documents, or the earlier discharge in full of the Lessee's payment obligations under and in accordance with the Lease and the other Operative Documents, and the earliest of (x) the expiration of the Lease Term and return of the Property in accordance with the return provisions of the Lease, (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return or disposition of the Property in accordance with the Lease, or (z) the termination of the Lease in accordance with the applicable provisions of the Lease and the transfer of all right, title and interest in the Property to the Lessee pursuant to its exercise of any of its purchase options (other than sales or other transfer taxes as imposed thereon) except that, notwithstanding anything to the contrary, Taxes incurred in connection with the exercise of any remedies following the occurrence of a Lease Event to Default shall not be excluded from the indemnity;

                           (7) Taxes imposed on a Tax Indemnitee as a result of
                  the willful misconduct or gross negligence of such Tax Indemnitee (other than gross negligence or willful misconduct not actually committed by but instead imputed to, such Indemnitee by reason of such Tax Indemnitee's participation in the transactions and entering into the Operative Documents) or the breach by any Tax Indemnitee of any representation, warranty or covenant set forth in the Operative Documents;

                           (8) Taxes imposed on a Tax Indemnitee which became
                  payable by reason of any transfer or disposition by such Tax Indemnitee of any interest in some or all of the Platform or the Property, the Operative Documents, any other Tax Indemnitee or the Trust Estate other than (A) Taxes that result from transfers or dispositions which occur while a Lease Event of Default has occurred and is continuing or (B) Taxes that result from any transfer or disposition to the Lessee or at the Lessee's direction pursuant to the terms of the Lease (other than Section 19(b) thereof if clause (A) of this Section 13(c)(8) is not applicable);

                           (9) Taxes imposed upon the Owner Trustee with respect
                  to any trustee's fees for services rendered in its capacity as trustee;

                           (10) Taxes that have been included in Allocated
                  Construction Cost or Transaction Expenses;

                           (11) Taxes that would not have been imposed but for
                  the situs of organization of a Tax Indemnitee, the place of business of a Tax Indemnitee or the activities of a Tax Indemnitee that are unrelated to the transactions



                                                         Participation Agreement
                  contemplated by the Operative Documents, in each case, in the jurisdiction imposing such Taxes (other than any such place of business or activities attributable to any Lessee Person's activities or the use, location, operation or registration of the Property or any part thereof in such jurisdiction);

                           (12) Taxes that result from a failure by a Tax
                  Indemnitee to comply with any certification or other procedure reasonably required by any applicable law as a condition to any exemption from, or reduction of, such Tax to which such Tax Indemnitee would be entitled, so long as (a) Lessee shall have notified such Tax Indemnitee promptly of such requirement, (b) no such procedure would expose such Tax Indemnitee, in its good faith determination, to any materially adverse consequences and (c) such failure is not due to Lessee's failure to provide information reasonably requested or reasonable assistance in complying with such requirement, it being understood that all certification requirements with respect to United States withholding taxes shall be deemed to be reasonably required and the foregoing clauses (a) through
                  (c) shall be deemed to have been satisfied by the Lessee;

                           (13) Except with respect to the additional amount
                  necessary to indemnify Taxes, otherwise required to be indemnified under the Operative Documents on an After-Tax Basis, on an After-Tax Basis, Taxes imposed on or against or payable by a transferee of a Tax Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes which would have been imposed and indemnified hereunder had there not been a transfer by the original Tax Indemnitee from which such transferee derives its interest in the Property, any part thereof, such Indemnitee or the Operative Documents, other than a transfer following a Lease Event of Default; and

                           (14) Taxes imposed on Lessor that arise as a result
                  of Lessor not being considered a US Person as defined in 7701(a)(30) of the Code, except if as a result of a change in a US tax law or treaty. Notwithstanding any of the exclusions otherwise set forth in Section 13(c)(1) through (14), the indemnity set forth in Section 13(b) shall apply to any Texas franchise taxes imposed on or with respect to the Lessor if:

                  (x) the Lessor is a Delaware business trust and (i) files its relevant Texas tax returns and reports in a manner consistent with such status or (ii) files its relevant Texas tax returns and reports in a manner inconsistent with such status as the result of, or in response to, any act, omission or breach of any representation, warranty or covenant of a Lessee Person;

                  (y) any Lessee Person prepares or files a Filing (within the meaning of Section 13(g) pursuant to Section 13(g)) in a manner inconsistent with the status of the Lessor as a Delaware business trust; or

                  (z) the Lessor changes its status from that of a Delaware business trust as the result of, or in response to, any act, omission or breach of any representation, warranty or



                                                         Participation Agreement
         covenant of a Lessee Person or in connection with the exercise of any remedies following the occurrence of a Lease Event of Default.

         (d) PAYMENTS TO THE LESSEE.

                           (1) If any Tax Indemnitee or any Affiliate of any Tax
                  Indemnitee actually shall realize a Tax benefit (whether by way of deduction, credit, allocation or apportionment or otherwise) with respect to a Tax not indemnifiable hereunder which would not have been realized but for any Tax, Claim or other cost or expense with respect to which Lessee has reimbursed or indemnified such Tax Indemnitee on an After-Tax Basis pursuant to the Operative Documents, which benefit was not previously taken into account in determining the amount of the Lessee's payment to such Tax Indemnitee, such Tax Indemnitee shall pay to the Lessee, on an After-Tax Basis, an amount equal to the amount of such Tax benefit; provided, however, that no payment shall be made as long as a Payment Default or a Lease Event of Default is continuing; provided further, however, that no Tax Indemnitee shall be required to pay to the Lessee any Tax benefit to the extent such payment is greater than the amount of such Taxes, Claims, costs or expenses in respect of which the reimbursement or indemnification was paid by Lessee, reduced by all prior payments by such Tax Indemnitee under this Section 13(d) in respect of such amount; any payment to the Lessee which is so limited shall, to the extent of such unpaid excess, be carried over and shall be available to offset any future obligations of the Lessee under this Section 13). If such repaid Tax benefit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in Section 13 (other than clause
                  (c)(7)).

                           (2) Upon receipt by a Tax Indemnitee of a refund or
                  credit of all or part of any Taxes paid or indemnified against by the Lessee, which refund or credit was not previously taken into account in determining the amount of the Lessee's payment to such Tax Indemnitee, such Tax Indemnitee shall pay to the Lessee, on an After-Tax Basis, an amount equal to the amount of such refund, plus any interest received by or credited to such Tax Indemnitee with respect to such refund; provided, however, that no such payment shall be made as long as a Payment Default or a Lease Event of Default is continuing.

                           (3) The Tax Indemnitee will, at the Lessee's expense,
                  pursue refunds and tax benefits that would result in any such payments to the Lessee, but only if the Tax Indemnitee has been notified in writing by the Lessee that such refunds or tax benefits are available.

         (e) PROCEDURES. Any amount payable to a Tax Indemnitee pursuant to paragraph 13(b) shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided, however, that such amount need not be paid prior to the later of (i) the date on which such Taxes are due or (ii) in the case of amounts which are being contested pursuant to paragraph 13(f) hereof, the time



                                                         Participation Agreement
such contest (including all appeals permitted hereunder) is finally resolved; provided, further, that with respect to Taxes of a recurring nature, the Tax Indemnitee shall only be required to provide one such written notice. Any amount payable to the Lessee pursuant to paragraph 13(d) shall be paid within twenty
(20) days of the day on which a return (including estimated tax returns) is filed reflecting such Tax benefit or promptly after the Tax Indemnitee actually receives a refund giving rise to a payment under paragraph 13(d), and shall be accompanied by a written statement by the Tax Indemnitee setting forth in reasonable detail the basis for computing the amount of such payment. Within thirty (30) days following the Lessee's receipt of any computation from the Tax Indemnitee, the Lessee may request that an accounting firm reasonably acceptable to the Lessee determine whether such computations of the Tax Indemnitee are correct. Such accounting firm shall be requested to make the determination contemplated by this paragraph 13(e) within thirty (30) days of its selection. In the event such accounting firm shall determine that such computations are incorrect, such firm shall determine what it believes to be the correct computations. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information necessary to permit it to accomplish such determination. The computations of such accounting firm shall be final, binding and conclusive upon the parties and the Lessee shall have no right to inspect the books, records or tax returns of the Tax Indemnitee to verify such computation or for any other purpose. All fees and expenses of the accounting firm payable under this Section 13(e) shall be borne by the Lessee, except that if such accounting firm's computation shall result in a decrease in the amount due from, or an increase in the amount payable to, the Lessee by more than the greater of 5% of the amount claimed by the Tax Indemnitee or $10,000, then the Tax Indemnitee shall bear the cost of such accounting firm.

         (f) CONTEST. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Tax as to which the Lessee may have an indemnity obligation, or if any Tax Indemnitee shall determine that any Tax as to which the Lessee may have an indemnity obligation may be payable, such Tax Indemnitee shall promptly notify the Lessee in writing and shall not take any action with respect to such claim, proceeding or Tax without the consent of the Lessee for thirty (30) days after receipt of such notice by the Lessee unless the failure to take action could result in the imposition of penalties or fines or material danger of sale, forfeiture or loss of, or the creation of any Lien on, the Platform or the Property or any portion thereof or interest therein; provided, however, that any failure to provide such notice shall not relieve the Lessee of any obligation to indemnify any Tax Indemnitee hereunder unless the Lessee is materially adversely affected as a result of such failure and such failure arises out of or is caused by the misconduct or negligence (excluding imputed negligence) of such Tax Indemnitee; provided, further, however, that if such Tax Indemnitee shall be required by law or regulation to take action with respect to any such claim, proceeding or Tax prior to the end of such thirty
(30) day period such Tax Indemnitee shall, in such notice to the Lessee, so inform the Lessee and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Tax without the consent of the Lessee before the date on which such Tax Indemnitee shall be required to take action. If, within thirty (30) days after its receipt of such notice (or such shorter period referred to in the preceding sentence), the Lessee shall request in writing that such Tax Indemnitee contest the imposition of such Tax, the Tax Indemnitee shall, at the expense of the Lessee, in good faith contest (including by pursuit of appeals, excluding any requirement to appeal to the U.S. Supreme Court), and shall not settle without the Lessee's consent, or if such contest can be pursued independently from any other proceeding involving a Tax liability of such



                                                         Participation Agreement

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

Tax Indemnitee (a "LESSEE-CONTROLLED CONTEST"), the Tax Indemnitee shall allow the Lessee to contest (in its own name, if permitted by law to do so) the validity, applicability or amount of such Tax (other than U.S. withholding or net income Taxes indemnifiable hereunder) by, in the sole discretion of the Person conducting such contest:

                           (1) resisting payment thereof;

                           (2) not paying the same except under protest, if
                  protest shall be necessary and proper; or

                           (3) if payment shall be made, using reasonable
                  efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that in no event shall such Tax Indemnitee be required to contest (or permit the Lessee to contest) the imposition of any Tax for which the Lessee may be obligated unless: (t) if a Payment Default or a Lease Event of a Default shall have occurred and be continuing, Lessee shall either (I) provide security for such tax indemnity obligations that is reasonably acceptable to such Tax Indemnitee or (II) pay such Tax, (u) in the case of net income Taxes indemnifiable hereunder, the amount of the claim and all future related claims exceeds $25,000, (v) in the case of net income and U.S. withholding Taxes indemnifiable hereunder, the Lessee shall have delivered to the Certificate Holders an opinion of tax counsel chosen by the Lessee and reasonably acceptable to the Certificate Holders to the effect that there is a reasonable basis to contest such claim, (w) in the case of a Lessee-Controlled Contest, the Lessee shall have acknowledged in writing its liability hereunder if the contest is unsuccessful; provided that such acknowledgment shall be of no force and effect if the final determination of the contest clearly articulates that the cause of the unfavorable disposition is one for which the Lessee is not otherwise liable hereunder, (x) the Lessee shall have agreed to pay such Tax Indemnitee all costs and expenses that such Tax Indemnitee shall incur in connection with contesting such claim (including all reasonable legal and accounting fees and disbursements and internally allocated time charges), (y) the Certificate Holders shall have reasonably determined that action to be taken will not result in any material danger of sale, forfeiture or loss of the Platform or any portion thereof or interest therein, and (z) if such contest shall involve payment of the claim, the Lessee shall advance the amount thereof, plus interest, penalties and additions to Tax with respect thereto, to such Tax Indemnitee on an interest-free basis and on an After-Tax Basis to such Tax Indemnitee. The party in control of any contest shall consult in good faith and cooperate with the other party regarding the conduct of any contest and the Tax Indemnitee shall allow the Lessee to attend all hearings at which unrelated issues are not discussed and to comment upon all related submissions in such Tax Indemnitee-controlled contests and vice versa. Notwithstanding the above, a Tax Indemnitee may settle and will not be required to contest the imposition of any Taxes if such Tax Indemnitee shall waive its right to indemnity with respect to such Taxes and all future related Taxes and shall have paid to the Lessee any and all funds paid by the Lessee to such Tax Indemnitee with regard to such contested amount (other than those described in clause (x) of this Section 13(f)) plus any



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

                  interest which the Lessee paid on such funds. Any contest by the Lessee or at the Lessee's request shall be subject to the following requirements: (i) such contest shall be conducted in good faith by appropriate proceedings which have the effect of staying the enforcement of the lien for such Taxes and the sale, forfeiture or other loss of the Platform during the pendency of such contest, (ii) none of the Lessor, the Owner Trustee, the Agent and the Participants shall be subject to any risk of criminal liability or material civil liability by virtue of the matters being contested or such proceedings, and
                  (iii) the Lessee, in accordance with prudent practice, has set aside adequate reserves for the payment thereof and has provided evidence reasonably acceptable to the Agent, the Lessor and the Participants of such reserves.

         (g) REPORTS. In the event any report, return or statement or any certification or procedure (a "FILING") with respect to Taxes is required to be made with respect to any Tax that may be subject to indemnification under this
Section 13, the Lessee will, at the Lessee's expense, either prepare and file such Filing or, if it shall not be permitted to file the same, it will notify each Tax Indemnitee of such reporting requirements, prepare such Filing in such manner as shall be reasonably satisfactory to each Tax Indemnitee and deliver the same to each Tax Indemnitee within a reasonable period prior to the date the same is to be filed; provided, however, that the relevant Tax Indemnitees shall have furnished the Lessee, at the Lessee's request and expense, within a reasonable time, with such information, not within the control of (nor reasonably available to) the Lessee, in such Tax Indemnitee's control (or which is reasonably available to such Tax Indemnitee) and is necessary to complete such Filing.

         (h) NON-PARTIES. If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Section 13 prior to making any payment to such Tax Indemnitee under this Section 13.

         (i) SURVIVAL. The provisions of this Section 13 shall continue in full force and effect, notwithstanding the expiration or termination of any Operative Document, until all obligations hereunder have been met and all liabilities hereunder paid in full.

         (j) CONSTRUCTION PERIOD. Notwithstanding the foregoing, during the Construction Period, (i) the Lessor, in lieu of the Lessee, shall indemnify all Lender Indemnitees under this Section 13, to the same extent that the Lessee is obligated to so indemnify such parties absent the provisions of this subsection
(j), (ii) the Lessee will indemnify the Lessor for all obligations of the Lessor under this subsection (j), and (iii) the Lessor hereby assigns to each of the Lender Indemnitees the Lessor's right to indemnification by the Lessee under this subsection (j) to the extent of any claim by the respective Lender Indemnitee under this Section 13. Any indemnification by the Lessor shall be subject to all of the provisions of this Section 13 to the same extent as applicable to indemnification by the Lessee under this Section 13.

SECTION 14. GENERAL INDEMNITY

         (a) INDEMNIFICATION. The Lessee does hereby assume liability for, and does hereby agree to indemnify, defend, protect, save and keep harmless, on an After-Tax Basis, each



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

Indemnified Person from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability in tort, warranty claims, claims based on negligence, products liability or statutory liability or claims for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or alleged injury or threat of injury, to health, safety, the environment or natural resources), actions, suits, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and Owner Trustee's Expenses) of any kind and nature whatsoever (all of the foregoing being referred to as "CLAIMS") which may be imposed on, incurred by or asserted against such Indemnified Person, whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of:

                           (1) this Participation Agreement or any other
                  Operative Document, or any document contemplated hereby or thereby; or the execution, delivery or performance or non-performance or enforcement of any of the terms of this Participation Agreement or any other Operative Document by the Lessee, the Parent Guarantor, the Owner Trustee or the Participants or any other Person;

                           (2) the Platform, the Property or any part thereof or
                  the purchase, manufacture, design, financing, refinancing, construction, acceptance, rejection, ownership, acquisition, delivery, non-delivery, occupancy, lease, ground lease, sublease, rental, preparation, installation, modification, substitution, possession, use, non-use, operation, maintenance, condition, registration, repair, transportation, transfer of title, any action taken by Lessee or requested by Lessee under Section 8(d) of the Lease, abandonment, rental, importation, exportation, sale (including, without limitation, any sale pursuant to the Lease), retirement, return, storage or other disposition of the Platform, the Property or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, whether preexisting or not and any Claim for patent, trademark or copyright infringement) or the failure of the Platform to be located wholly within the Site;

                           (3) the performance of any labor or services or the
                  furnishing of any materials or other property in respect of the Platform or any part thereof by or on behalf of or with the knowledge of the Lessee or any Affiliate;

                           (4) any negligence or tortious acts on the part of
                  the Lessee or any Affiliate or any agents, contractors, sublessee, franchisees, licensees or invitees thereof;

                           (5) any alterations, changes, modifications, new
                  construction or demolition of the Platform or any part thereof;

                           (6) any violation of law; or any breach of any
                  covenant, warranty or representation in any Operative Document or any certificate required to be delivered pursuant to any Operative Document by the Lessee or any Affiliate;



                                                         Participation Agreement

                           (7) subject to the accuracy of any Certificate
                  Holder's representation in Section 7(b) concerning acquisition for investment, to the extent permitted by Applicable Law, the offer, issue, sale, purchase or delivery of any interest in the Trust Estate (including the trust certificates) or the Trust Agreement or any similar interest or in any way resulting from or arising out of the Trust Agreement and the Trust Estate (including Claims arising under or resulting from applicable Federal, state or foreign securities laws or common law);

                           (8) the imposition of any Lien on the Platform or the
                  Property (other than Permitted Liens or Lessor Liens) or the enforcement of any agreement, restriction or legal requirement affecting the Platform or the Property;

                           (9) a disposition of the Property or any part thereof
                  in connection with a termination of the Lease pursuant to
                  Section 16 of the Lease and, after the Construction Period,
                  Section 11 of the Lease;

                           (10) subject to the accuracy of any Participant's
                  representation set forth in Section 6(a)(vi) concerning ERISA, as to such Participant, the transactions contemplated by the Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                           (11) the presence, Release or threat of Release into
                  the environment of any Hazardous Substances; the presence on, under or around the Property, wherever located, of any Hazardous Substances, or any Releases, threats of Release or discharges of any Hazardous Substances on, under, around or from any Sites, irrespective of when such presence, Release, threat of Release or discharge of Hazardous Substances occurred or originated; any activity carried on or undertaken on or off the Platform in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances (including, without limitation, from any corrective action plan and the development and implementation thereof); any residual contamination on, under, around or from the Platform and affecting any natural resources or any property of others; in any and all such circumstances irrespective of whether any of such activities were undertaken in accordance with Applicable Law, or whether claims with respect thereto are made pursuant to Environmental Law;

                           (12) in its capacity as Construction Agent, the
                  amounts and costs referred to in Section 4(e)(iii); provided that, in connection with the indemnification obligations described in this sub-paragraph 12, Lessor also hereby indemnifies the Participants on a non-recourse basis with respect to such amounts or costs; or

                           (13) the misapplication of insurance or condemnation
                  proceeds by the Construction Agent, the Operator, the Lessee or any other Construction Agency Person.



                                                         Participation Agreement

DURING THE LEASE TERM OF THE PROPERTY, THE LESSEE AGREES THAT NEITHER THE CERTIFICATE HOLDERS NOR THE OWNER TRUSTEE (INCLUDING WILMINGTON TRUST COMPANY, INDIVIDUALLY) SHALL BE LIABLE TO THE LESSEE FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF SUCH PROPERTY OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR ANY FAILURE OF TITLE WITH RESPECT THERETO (OTHER THAN BY VIRTUE OF LESSOR LIENS OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE CERTIFICATE HOLDERS OR THE OWNER TRUSTEE) OR THE USE OR MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY THEREOF OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS, ALL OF WHICH SHALL BE THE RISK AND RESPONSIBILITY OF THE LESSEE.

         (b) SURVIVAL. Unless otherwise expressly provided in the Operative Documents, the obligations, agreements, rights and liabilities of the Lessee, the Owner Trustee and each Indemnified Person arising under this Section shall continue in full force and effect, notwithstanding the expiration or other termination of the Lease or this Participation Agreement. Until all obligations have been met, all liabilities arising under this Section 14 shall be enforceable by the Lessee, the Owner Trustee and each Indemnified Person and their successors, assigns and agents.

         (c) CERTAIN EXCEPTIONS. Notwithstanding the foregoing, the Lessee shall not assume liability for or indemnify, defend, protect, save and keep harmless pursuant to Section 14(a) hereof (i) any Indemnified Person from and against any Claims to the extent arising out of any act, occurrence or omission (other than (x) an act or omission of, or an occurrence caused by, or attributable to, the Lessee or (y) for the Property, if the Lessee shall duly exercise and consummate the Sale Option with respect to the Property, occurring during or attributable to any period ending on or before the consummation of such Sale Option) on, under, in or from the Property after the Return Date with respect to the Property; (ii) any Indemnified Person for any Claim that is a Tax or a loss of Tax benefits or the costs and expenses of contesting any Tax or loss of tax benefits, except to provide indemnification under this Section 14 on an After-Tax Basis; (iii) any Indemnified Person for any Claim to the extent it results from the material incorrectness of, or any failure on the part of such Indemnified Person to comply with, any representation, warranty, agreement or covenant of such Indemnified Person in favor of the Lessee in any Operative Document unless such failure to comply resulted in whole or in part from any default by the Lessee under any Operative Document; provided, however, that the material incorrectness of, or the failure of any Indemnified Person to comply with, any such representation, warranty, agreement or covenant shall not affect the rights of any other Indemnified Person hereunder; (iv) any Indemnified Person for any Claim to the extent resulting from acts which would constitute the willful misconduct or gross negligence of such Indemnified Person or a related Indemnified Person; (it being agreed that for purposes of this clause
(iv) the Owner Trustee shall be deemed a related Indemnified Person of the Certificate Holders only to the extent it acts on the written instructions of the Certificate Holders) provided that: (A) negligence or gross negligence or willful misconduct will not be imputed to such Indemnified Person, the Certificate Holders or any related Indemnified Person solely as a result



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                                       62
of the Owner Trustee's ownership the Property; (B) the willful misconduct or gross negligence of an Indemnified Person shall not affect the rights of any other Indemnified Person hereunder; and (C) with respect to the Owner Trustee, it shall not constitute willful misconduct or gross negligence of Wilmington Trust Company to rely on the written instructions of the Certificate Holders;
(v) any Indemnified Person for an offer, sale or other disposition of all or part of an interest in the Trust Estate, any Equity Certificate or any Note by Certificate Holders or Owner Trustee (other than to Lessee or an Affiliate of Lessee or as the result of or during a Lease Event of Default or an Event of
Loss); (vi) any Indemnified Person for any Claim to the extent resulting from the imposition of any Lessor Lien; or (vii) any Indemnified Person for Transaction Costs to the extent Lessee is liable therefor under this Section 14.

         The indemnities set forth in this Section shall not constitute a guarantee, representation or warranty to any Indemnified Person of or as to the value or useful life of the Platform or the Property.

         (d) CLAIMS PROCEDURE. An Indemnified Person shall, after obtaining actual knowledge thereof, promptly notify Lessee of any Claim as to which indemnification is sought (unless Lessee theretofore has notified such Indemnified Person of such Claim); provided, however, that the failure to give such notice shall not release Lessee from any of its obligations under this
Section 14, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person is shown to increase Lessee's liability under such Claim from that which would have existed if the failure to give notice had not occurred. Subject to the following paragraph, Lessee agrees to defend such Claim and shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such Claim; provided, however, that Lessee shall keep the Indemnified Person that is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person reasonably requests; and provided, further, that in the event Lessee fails to defend such Claim, Lessee shall pay the reasonable costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person in defending such Claim. Where the Lessee is obligated hereunder to pay the expenses of an Indemnified Person or Indemnified Persons, the Lessee shall not be liable for the fees and expenses of more than one counsel in each relevant jurisdiction for each of (A) the Certificate Holders and (B) the Owner Trustee. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to control and assume responsibility for the defense of such Claim if (1) a Lease Default or Lease Event of Default exists, and the Indemnified Person notifies Lessee that it is no longer permitted to control the defense of such Claim, (2) such proceeding involves any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Permitted Lien or bonded liens which would become liens under item (vi) of the definition of Permitted Liens) on, the Platform or the Property, (3) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (4) such Claim or liability involves a risk of criminal actions or liability to such Indemnified Person. In the circumstances described in clauses (1) through (4), the Indemnified Person shall be entitled to control and assume responsibility for the defense of such Claim or liability at the expense of Lessee. In addition, any Indemnified Person, at its own expense, may (A) participate in any proceeding controlled by Lessee pursuant to this Section 14(d) and (B) employ separate counsel. Lessee may in any event participate in all such proceedings at its own cost. Nothing



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                                       63
contained in this Section 14(d) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

         (e) SUBROGATION. If a Claim indemnified by Lessee under this Section 14 is paid in full by Lessee and/or an insurer under a policy of insurance maintained by Lessee, or if payment of the Claim has otherwise been provided for in full in a manner reasonably satisfactory to the Indemnified Person, Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment (or provision) to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid (or provided for) with respect to the act or event giving rise to such Claim. So long as no Payment Default and no Lease Event of Default exists, if an Indemnified Person receives any refund, in whole or in part, with respect to any Claim paid by Lessee hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount Lessee or any of its insurers has paid in respect of such Claim paid or payable by such Indemnified Person on account of such refund) to Lessee; provided, however, if any Payment Default or Lease Event of Default exists, any such refund shall be retained by, or paid over to, the Lessor to be held and applied against amounts payable by the Lessee hereunder and under the other Operative Documents.

         (f) INSURED CLAIMS. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by or for the benefit of the Lessee, each Indemnified Person agrees to cooperate, at the expense of the Lessee, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim (but the failure to do so shall not relieve the Lessee of its obligation to indemnify such Indemnified Person except to the extent that the Lessee or its insurer is materially prejudiced as a result of such failure).

         (g) WAIVER OF CERTAIN CLAIMS. Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person out of death or personal injury to personnel of Lessee (including its directors, officers, employees, agents and servants), loss or damage to property of Lessee or its Affiliates, of the loss of use of any property of Lessee or its Affiliates, which may result from or arise out of the condition, use or operation of the Platform or the Property during the Lease Term and the Renewal Term, if any, including, without limitation, any latent or patent defect whether or not discoverable.

         (h) CONSENT. Unless a Lease Default or a Lease Event of Default exists, the Lessee shall not be liable hereunder for any settlement of any loss, claim, damage, liability or action effected without its consent.

         (i) CONSTRUCTION PERIOD. Notwithstanding the foregoing, during the Construction Period, with respect to all matters described in Section 14(a) other than those described in subparagraph (11) of Section 14(a):(i) the Lessor, in lieu of the Lessee, shall indemnify all Lender Indemnitees under this Section 14, to the same extent that the Lessee is obligated to so indemnify such parties absent the provisions of this subsection (i), (ii) the Lessee will indemnify the Lessor for all obligations of the Lessor under this subsection (i), and (iii) the Lessor hereby assigns to each of the Lender Indemnitees the Lessor's right to indemnification by the Lessee under this subsection (i) to the extent of any claim by the respective Lender Indemnitee under



                                                         Participation Agreement
this Section 14. Any indemnification by the Lessor shall be subject to all of the provisions of this Section 14 to the same extent as applicable to indemnification by the Lessee under this Section 14. Amounts payable during the Construction Period in payment of the indemnifications provided by the Lessee in
Section 14(a) above (other than those described in subparagraph (11) of Section 14(a)) are limited to those matters as shall arise in connection with an act or failure to act on the part of the Construction Agent or a Construction Agency Person.

SECTION 15. TRANSACTION EXPENSES

         The Lessee agrees, for the benefit of the Lessor, the Certificate Holders and the Lenders, that:

         (a) TRANSACTION EXPENSES.

                           (1) The Lessee shall pay, or cause to be paid, from
                  time to time all Transaction Expenses in respect of the transactions on the Documentation Date, the Availability Date and each Funding Date; provided, however, that if the Lessee has not received written invoices therefor at least five (5) Business Days prior to such date, such Transaction Expenses shall be paid within thirty (30) days after the Lessee has received written invoices therefor. Transaction Expenses may, subject to the conditions hereof (including without limitation the last sentence of Section 3(a)(1)), be paid with the proceeds of an Advance.

                           (2) The Lessee shall pay or cause to be paid all
                  Transaction Expenses incurred by the Agent, the Lessor, any Lender or any Certificate Holder in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, in each case which have been requested by or approved by the Lessee, all Transaction Expenses incurred by the Lessee, the Lessor, the Agent, the Lenders or the Certificate Holders in connection with any purchase of the Property by the Lessee or other Person pursuant to Section 6 of the Lease and all Transaction Expenses incurred by any of the other parties hereto in respect of enforcement of any of their rights or remedies against the Lessee or any other Affiliate of the Lessee in respect of the Operative Documents.

         (b) BROKERS' FEES AND STAMP TAXES. The Lessee shall pay or cause to be paid any fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

SECTION 16. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; SERVICE OF PROCESS

         (a) CHOICE OF LAW. The parties hereto hereby irrevocably each (i) agree that any legal or equitable action, suit or proceeding against the Lessee arising out of or relating to this Participation Agreement or any other Operative Document governed by the Laws of the State of Illinois or any transaction contemplated hereby or thereby or the subject matter of any of the



                                                         Participation Agreement

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

foregoing may be instituted in any state court of competent jurisdiction in the State of Illinois or Federal court in Chicago, Illinois, (ii) to the extent permitted by Applicable Law, waives any objection which it may now or hereafter have to the venue of any such action, suit or proceeding, including, without limitation, inconvenient forum and (iii) submits itself to the jurisdiction of any state court of competent jurisdiction in the State of Illinois or Federal court in Chicago, Illinois for purposes of any such action, suit or proceeding. Nothing contained in this Section shall be deemed to affect the rights of the Certificate Holders, Lenders, the Agent or the Owner Trustee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Lessee in any other jurisdiction.

         (b) CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENTS AND SUCH PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY LENDER OR ANY CERTIFICATE HOLDER TO BRING PROCEEDINGS AGAINST THE LESSEE OR THE CONSTRUCTION AGENT IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE LESSEE OR THE CONSTRUCTION AGENT AGAINST THE AGENT, ANY LENDER OR ANY CERTIFICATE HOLDER OR ANY AFFILIATE OF THE AGENT, ANY LENDER OR ANY CERTIFICATE HOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY OPERATIVE DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS UNLESS THE AGENT, SUCH LENDER, SUCH CERTIFICATE HOLDER OR SUCH AFFILIATE SHALL OTHERWISE AGREE.

         (c) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HEREUNTO AND THEREUNTO. THE PARTIES HEREUNTO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 16 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS.

         (d) SERVICE OF PROCESS. Each of the Lessee, the Construction Agent, the Guarantor and the Parent Guarantor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Illinois may be made upon CT Corporation System (the "PROCESS AGENT"), presently located at 208 South LaSalle Street, Chicago, Illinois



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

60604 and each of the Lessee, the Construction Agent, the Guarantor and the Parent Guarantor hereby irrevocably appoints the Process Agent its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Lessee, the Construction Agent, the Guarantor or the Parent Guarantor, as the case may be, shall not impair or affect the validity of such service or of any proceeding. Each of the Lessee, the Construction Agent, the Guarantor and the Parent Guarantor hereby further irrevocably consents to the service of process in any such suit, action or proceeding in said courts by the transmitting thereof by the Agent, the Lenders or the Certificate Holders or their respective assignees by facsimile, telex or telegram, to the Lessee, the Construction Agent, the Guarantor or the Parent Guarantor, as the case may be, addressed as provided herein if such process is actually received by such party. Nothing herein shall in any way be deemed to limit the ability of the Agent, the Lenders or the Certificate Holders or their respective assignees to serve any such writs, process or summonses in any manner permitted by Applicable Law or to obtain jurisdiction over the Lessee, the Construction Agent, the Guarantor or the Parent Guarantor, as the case may be, in such other jurisdictions, and in such manner, as may be permitted by Applicable Law. Each of the Lessee, the Construction Agent, the Guarantor and the Parent Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by any suit on the judgment or in any other manner provided by Applicable Law. Each of the Lessee, the Construction Agent, the Guarantor and the Parent Guarantor agrees to pay, as and when due, all fees and costs of the Process Agent from time to time.

SECTION 17. LIMITATIONS OF LIABILITY OF OWNER TRUSTEE

         It is expressly understood and agreed by and among the parties hereto that, except as otherwise expressly provided herein or therein, each of this Participation Agreement and the other Operative Documents is executed by Wilmington Trust Company, not individually or personally but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, that each and all of the representations, undertakings and agreements herein or therein made on the part of the Owner Trustee or the Trust are intended not as personal representations, undertakings and agreements by Wilmington Trust Company, or for the purpose or with the intention of binding Wilmington Trust Company, personally, but are made and intended for the purpose of binding only the Trust Estate, that nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wilmington Trust Company, to perform any covenant either express or implied contained herein or in the other Operative Documents to which the Owner Trustee or the Trust is a party, and that so far as Wilmington Trust Company is concerned, any Person shall look solely to the Trust Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; provided, however, that nothing contained in this Section shall be construed to limit in scope or substance the general corporate liability of Wilmington Trust Company, expressly provided (i) to the Certificate Holders under the Trust Agreement, (ii) in respect of those representations, warranties, agreements and covenants of Wilmington Trust Company expressly set forth in
Section 7(a) hereof or in any Operative Document to which it is a party or (iii) pursuant to the Trust Agreement, for the gross negligence or willful misconduct of Wilmington Trust Company



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

or to exercise the same degree of care and skill as is customarily exercised by similar institutions in the receipt and disbursement of moneys actually received by it in accordance with terms of the Operative Documents under similar circumstances.

SECTION 18. LIMITATION OF LIABILITY OF CERTIFICATE HOLDERS

         The Certificate Holders shall not have any obligation or duty to Owner Trustee, the Lessee, Wilmington Trust Company or to others with respect to the transactions contemplated hereby, or for any loss arising under the Operative Documents in respect of a Title Defect, except those obligations or duties of Certificate Holders expressly set forth in this Participation Agreement and the other Operative Documents and the Certificate Holders shall not be liable for performance by any other party of such other party's obligations or duties hereunder or thereunder. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Certificate Holders be liable for any action or inaction on the part of Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of Owner Trustee, unless such action or inaction is taken upon the written instructions of the Certificate Holders or in violation of the covenants of the Certificate Holders in the Operative Documents.

SECTION 19. NOTICES

         All communications, demands, notices and consents provided for herein shall be given in writing (either by mail, reputable overnight courier, personal delivery or by telecopier) and shall become effective, if given by personal delivery or telecopier, when given, if given by overnight courier, on the first Business Day after delivery to said courier, all fees therefor prepaid, and if given by mail, five (5) days after deposit in the United States mail, with proper postage for first-class mail prepaid, addressed: (i) if to the Certificate Holders, at their respective Designated Offices set forth on
Schedule III; (ii) if to the Owner Trustee, at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telecopier number (302) 651-8882 Attention: Corporate Trust Administration; (iii) if to the Lessee or Parent Guarantor, at 400 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060, telecopier number (281) 618-0505, Attention: Chief Financial Officer; or (iv) if to the Agent or the Lenders at their respective Designated Offices set forth on Schedule III, or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto. In accordance with Section 14.5.9 of the Joint Operating Agreement, the parties hereto acknowledge that the Agent shall give notice to the IPS Parties (as defined in the Joint Operating Agreement) of the occurrence of an Event of Default hereunder.

SECTION 20. SURVIVAL OF REPRESENTATIONS; BINDING EFFECT

         All agreements, representations and warranties contained in this Participation Agreement, or in any agreement, document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Participation Agreement and the expiration or other termination of this Participation Agreement and shall be considered relied upon by each other party hereto regardless of any knowledge or investigation made by or on behalf of any such party. All agreements, representations and warranties in this
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

the party making the same and its successors and permitted assigns and shall inure to the benefit of each party for whom made and all their respective successors and permitted assigns and all Indemnified Persons.

SECTION 21. THE AGENT

         (a) APPOINTMENT; NATURE OF RELATIONSHIP. The Agent is hereby appointed by each of the Participants as its contractual representative hereunder and under each other Operative Document, and each of the Participants irrevocably authorizes the Agent to act as the contractual representative of such Participant with the rights and duties expressly set forth herein and in the other Operative Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Section 21. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Participant by reason of this Participation Agreement or any other Operative Document and that the Agent is merely acting as the contractual representative of the Participants with only those duties as are expressly set forth in this Participation Agreement and the other Operative Documents. In its capacity as the Participants' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Participants, (ii) is a "representative" of the Participants within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Operative Documents. Each of the Participants hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Participant hereby waives.

         (b) POWERS. The Agent shall have and may exercise such powers under the Operative Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Participants, or any obligation to the Participants to take any action thereunder except any action specifically provided by the Operative Documents to be taken by the Agent.

         (c) GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Lessee, the Lessor, the Participants or any Participant for any action taken or omitted to be taken by it or them hereunder or under any other Operative Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         (d) NO RESPONSIBILITY FOR RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Operative Document or any advances thereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Operative Document, including, without limitation, any agreement by an obligor to furnish information directly to each Participant; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any



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

Operative Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Lessee or any guarantor of any of the Obligations or of any of the Lessee's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Participants information that is not required to be furnished by the Lessee to the Agent at such time, but is voluntarily furnished by the Lessee to the Agent (either in its capacity as Agent or in its individual capacity).

         (e) ACTION ON INSTRUCTIONS OF PARTICIPANTS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Operative Document in accordance with written instructions signed by the Required Participants (or all Participants to the extent required by Section 23(c)), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Participants. The Participants hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Participation Agreement or any other Operative Document unless it shall be requested in writing to do so by the Required Participants. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Operative Document unless it shall first be indemnified to its satisfaction by the Participants pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         (f) EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Operative Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Participants, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Participants and all matters pertaining to the Agent's duties hereunder and under any other Operative Document.

         (g) RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         (h) AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Participants agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Lessee for which the Agent is entitled to reimbursement by the Lessee under the Operative Documents, (ii) for any other expenses incurred by the Agent on behalf of the Participants, in connection with the preparation, execution, delivery, administration and enforcement of the Operative Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Participant or between two or more of the Participants) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the
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

any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Participant or between two or more of the Participants), or the enforcement of any of the terms of the Operative Documents or of any such other documents, provided that no Participant shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Participants under this Section 21(h) shall survive payment of the Obligations and termination of this Participation Agreement.

         (i) NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Participant or the Lessee referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Participants.

         (j) RIGHTS AS A PARTICIPANT. In the event the Agent is a Participant, the Agent shall have the same rights and powers hereunder and under any other Operative Document with respect to its Commitment and its Loans as any Participant and may exercise the same as though it were not the Agent, and the term "Participant" or "Participants" shall, at any time when the Agent is a Participant, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Operative Document, with the Lessee or any of its Subsidiaries in which the Lessee or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Participant.

         (k) PARTICIPANT CREDIT DECISION. Each Participant acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Participant and based on the financial statements prepared by the Lessee and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Participation Agreement and the other Operative Documents. Each Participant also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Participation Agreement and the other Operative Documents.

         (l) SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Participants and the Lessee, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign (subject, during the Construction Period, to the consent of the Lessee unless a Lease Event of Default or Payment or Bankruptcy Default shall have occurred and be continuing). The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Participants, such removal to be effective on the date specified by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint, on behalf of the Lessee and the Participants, a successor Agent. If no successor Agent shall have been so appointed by the



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

Required Participants within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lessee and the Participants, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Lessee or any Participant, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Participants may perform all the duties of the Agent hereunder and the Lessee shall make all payments in respect of the Obligations to the applicable Participant and for all other purposes shall deal directly with the Participants. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Operative Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Section 21 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Operative Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 21(l), then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         (m) AGENT'S FEE. The Lessee agrees to pay to the Agent, for its own account, the fees agreed to by the Lessee and the Agent pursuant to the Fee Letter and the Agent's reasonable fees, costs and expenses for the performance of Agent's obligations hereunder; provided, that during the Construction Period such fees, costs and expenses shall be paid only out of proceeds of an Advance in accordance with the Approved Budget and such amounts shall not, during the Construction Period, represent direct recourse obligations of the Lessee.

         (n) DELEGATION TO AFFILIATES. The Lessee and the Participants agree that the Agent may delegate any of its duties under this Participation Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Section 13 and 14.

         (o) EXECUTION OF COLLATERAL DOCUMENTS. The Participants hereby empower and authorize the Agent to execute and deliver to the Lessee on their behalf any security documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Operative Documents.

         (p) COLLATERAL RELEASES. The Participants hereby empower and authorize the Agent to execute and deliver to the Lessee on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Operative Document or which shall otherwise have been



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approved by the Required Participants (or, if required by the terms of Section
22(c), all of the Participants) in writing.

SECTION 22. LESSEE DIRECTIONS; REPLACEMENT OF PARTICIPANTS

         Each of the Participants, Lessor and Lessee hereby agree that, so long as no Default or Event of Default exists:

         (a) Agent, with the approval of Lessee (acting reasonably), shall have the right to replace any Certificate Holder or any Lender with respect to which
(i) the right to pay interest by reference to LIBO Rate shall be suspended under
Section 4(e), or (ii) there is or could be any claim to reimbursement or compensation under Section 4;

         (b) Agent, with the approval of Lessee (acting reasonably), shall have the right to replace any Certificate Holder or any Lender that breached its obligations under Section 3 to fund a Certificate Amount or make a Loan.

         (c) Agent hereby grants Lessee the right to exercise any right of Lessor under Section 22(b) upon not less than (3) Business Days' prior written notice from Lessee to Certificate Trustee and the Agent, unless Agent objects to such exercise within two (2) Business Days of receipt of such notice and Lessor agrees in its notice of objection to comply with Section 22(b); provided that notwithstanding the exercise of rights by the Lessee under this paragraph (c), any new Certificate Holder nominated by the Lessee is subject to the reasonable approval of the Agent.

SECTION 23. MISCELLANEOUS

         (a) COUNTERPART EXECUTION. This Participation Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         (b) GOVERNING LAW. THE OPERATIVE DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         (c) AMENDMENTS, SUPPLEMENTS, WAIVERS. Neither this Participation Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, or terminated in any manner whatsoever except by written instrument signed by the Lessee (if such action adversely affects the Lessee), the Agent, majority (by Loan Balance) of the Lenders, majority (by Tranche A Loan Balance) of the Tranche A Lenders (if such action adversely affects the Tranche A Lenders), majority (by Tranche B Loan Balance) of the Tranche B Lenders (if such action adversely affects the Tranche B Lenders), majority (by Equity Amount) of the Certificate Holders (if such action adversely affects the Certificate Holders) and the Owner



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

Trustee (if such action adversely affects the Owner Trustee) and Wilmington Trust Company (if such action adversely affects Wilmington Trust Company); provided, however, that the following actions may not be taken without the consent of the applicable party:

                           (1) any action which will modify the timing or amount
                  of any payment to such party;

                           (2) any action which requires the consent of such
                  party in its sole discretion if such party has not provided its consent (including, without limitation, consents under the provisions of Section 13(f) above and any action that will result in an increase in any party's maximum Commitment);

                           (3) any action which will modify any of the
                  provisions of this Section 23(c), change the definition of "Required Participants" or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any collateral (except as otherwise specifically provided in any Operative Document);

                           (4) any action which will reduce, modify, amend or
                  waive any indemnities in favor of any Participant, the Agent or the Owner Trustee;

                           (5) modify, amend, waive or supplement any of the
                  provisions of Sections 11, 12, 14, 15 or 16 of the Lease;

                           (6) consent to any assignment of the Lease or other
                  Operative Document releasing the Lessee or Parent Guarantor from its obligations thereunder or changing the absolute and unconditional character of such obligations;

                           (7) permit the creation of any Lien on the Platform,
                  the Property or any part thereof except as contemplated by the Operative Documents, or deprive any Participant of the benefit of the security interest and lien encumbering the Platform or the Property.

Notwithstanding the foregoing, whether or not a Lease Event of Default shall have occurred and be continuing, the parties hereto agree that no modification to an Operative Document to which the Lessee is not a party will increase the obligations of the Lessee or of the Construction Agent without the prior written consent of the Lessee.

         (d) HEADINGS. The headings of the sections and paragraphs of this Participation Agreement and the table of contents have been inserted for convenience of reference only and shall not affect the construction or interpretation of this Participation Agreement.

         (e) BUSINESS DAY. If the date on which any payment is to be made pursuant to this Participation Agreement or any other Operative Document is not a Business Day, then (except as otherwise expressly provided herein of in any other applicable Operative Document) the payment otherwise payable on such date shall be payable on the next succeeding Business Day, and, except as may otherwise be required by the Lease, without any additional amount accruing



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

with respect thereto, with the same force and effect as if made on the date when such payment is due.

         (f) REPRODUCTION OF DOCUMENTS. This Participation Agreement, all documents constituting exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Certificate Holders in connection with Owner Trustee's purchase of the Property, and (c) financial statements, certificates, and other information previously or hereafter furnished to Certificate Holders or Owner Trustee may be reproduced by the party receiving the same by any photographic, photostatic, microfilm or other similar process. Each party hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         (g) OPINIONS. The parties to this Participation Agreement hereby acknowledge that they have irrevocably instructed their respective counsel to deliver to and for the benefit of the addressees thereof, the opinions of such counsel referred to in and required by Section 9 and Section 13(f) of this Participation Agreement.

         (h) SURVIVAL OF AGREEMENTS. All agreements, indemnities, representations and warranties contained in this Participation Agreement or in any agreement, document or certificate delivered pursuant hereto following or in connection herewith shall survive the execution and delivery of this Participation Agreement and the expiration or other termination of this Participation Agreement

         (i) ENFORCEMENT. Any provision of this Participation Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

         (j) ENTIRE AGREEMENT. This Participation Agreement, together with the other Operative Documents, represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior understandings.

         (k) CONFIDENTIALITY. Without limiting the provisions of Section 5(c), the Agent and the Lessee each agree that the existence of the Operative Documents (other than the Operative Documents which are intended by the parties to be filed of record) and the terms and conditions hereof are confidential and may not be disclosed by either party (the "DISCLOSING PARTY") to any third party (expressly excluding the Participants, the Owner Trustee and any other party to any of the Operative Documents), without the other party's prior written consent, except to the extent that such disclosure (i) is required by law, regulation, supervisory authority, or other applicable judicial or governmental order, (ii) was or becomes generally available to the public other than as



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a result of a disclosure by the Disclosing Party, (iii) is made in connection with the services to be provided by the Agent pursuant to the Operative Documents, (iv) is made on a confidential basis to either party's Subsidiaries and Affiliates and, on a need to know basis, its and their respective attorneys, accountants, consultants and tax or other advisors (collectively, "RELATED PARTIES") or (v) is made on a confidential basis to any assignee or potential assignee of a Lender or Certificate Holder.

                  (i) HIGHEST LAWFUL RATE. (i) It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of (x) Lessee to Certificate Holders under this Agreement and the Lease, (y) Owner Trustee to the Certificate Holders under the Trust Agreement and the Certificates and to the Lenders under the Loan Agreement and the Notes and (z) either Lessee, Lessor or Owner Trustee or any other party under any other Operative Documents, shall be subject to the limitation that payments of interest or of other amounts constituting interest under applicable law shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Law (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in the event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, it is agreed at followings as to the recipient of any such amount:

                  (ii) the provisions of this Section 23(l) shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document and each provision set forth therein is hereby so limited;

                  (iii) the aggregate of all consideration which constitutes interest under Applicable Law that is contracted for, charged or received under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Documents shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum lawful interest rate, if any, with respect to such recipient herein called the "HIGHEST LAWFUL RATE"), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Trust Agreements, the Certificates, the Loan Agreement, the Notes and any other Operative Documents, shall be automatically reduced to the amount allowed under Applicable Law and (ii) any unearned



                                                         Participation Agreement
         interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

                  (iv) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in fill so that the actual rate of interest is uniform throughout the full term thereof;

                  (v) if at any time the interest, together with any fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, and deemed interest under Applicable Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all considerations which constitute interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest) plus the amount of fees which would have been received but for the effect of this Section 23(l).

         (l) ACCOUNTING CHANGES. Although neither Lessor, the Agent, any Certificate Holder, nor any Lender makes any representation or warranty with respect to the Lessee's accounting treatment of this transaction, in the event that Lessee shall determine that any change in the applicable rules and interpretations of the Financial Accounting Standards Board and/or the Securities Exchange Commission (the "LEASE ACCOUNTING RULES") will preclude the Lessee (or raise a substantial question as to whether the Lessee is precluded) from continuing to account for this Lease as an operating lease with substantially the same financial accounting benefits as before the change in Lease Accounting Rules, then the Lessee shall so notify the Lessor and the Agent in writing of such determination; and (i) Lessee may attempt to renegotiate the structure of the transaction contemplated by the Operative Documents (provided that nothing contained in this Section 23(m) shall require any Person to agree to any new structure); or (ii) Lessee may elect (by delivery of irrevocable written notice of such election to the Lessor and the Agent) to purchase all of the Property or to cause all of the Property to be transferred to a third party transferee designated by Lessee (such purchase or transfer to be consummated on a date (the "ACCOUNTING CHANGE TRANSFER DATE") specified by Lessee in such notice and in any event within sixty (60) days after the date of such notice). On the Accounting Change Transfer Date (whether the Property is to be purchased by Lessee or transferred to a third party), Lessee shall pay or cause to be paid to Lessor an amount equal to the Property Balance. Upon receipt of such amount, Lessor shall transfer to Lessee (or to the third party designated by Lessee) all of Lessor's right, title and interest in and to the Property in accordance with the Transfer Protocol and the Expiration Date shall be deemed to have occurred on the date of such transfer.



                                                         Participation Agreement

SECTION 24. PARTIAL PURCHASE OPTION. Notwithstanding any other provision to the contrary contained in the Operative Documents and subject to the fulfillment of each of the conditions set forth in Section 24(a) below, Lessee shall have the one (1) time option (the "Partial Purchase Option") to cause to be purchased by a third party purchaser which is not an Affiliate of the Lessee (the "Partial Option Purchaser") up to (but not more than) 50% of the Property for an amount equal to the portion (expressed as a percentage of the Property) (the "Partial Option Percentage") of the Property that Lessee has elected to purchase pursuant to the Partial Purchase Option (the "Partial Option Property") multiplied by the Property Balance as of Partial Option Closing Date (the "Partial Option Purchase Price").

         (a) The Lessee's effective exercise and consummation of the Partial Purchase Option shall be subject to the due and timely fulfillment of each of the following conditions:

                  (i) The Lessee shall provide the Agent with a written notice of its election to exercise the Partial Purchase Option which notice shall specify (x) the date (the "Partial Option Closing Date") upon which the Partial Purchase Option is expected to be consummated (the "Partial Option Closing"); (y) the identity of the Partial Option Purchaser; and (z) the Partial Option Property; provided, that (i) the Partial Purchase Option must be consummated prior to the date that is 365 days prior to the Lease Termination Date; and (ii) the Partial Option Closing Date shall not be less than thirty (30) days nor more than ninety (90) days after the date that Agent receives Lessee's written notice of its election to exercise the Partial Purchase Option;

                  (ii) No Event of Default or Default shall exist on the date of the exercise of the Partial Purchase Option, and no Default or Event of Default shall exist at any time between the date of such exercise and the Partial Option Closing;

                  (iii) The Lessee shall have provided to the Agent a true, correct and complete copy of the agreement of purchase and sale (the "Partial Option Purchase Agreement"), pursuant to which Lessee has agreed to cause to be sold to the Partial Option Purchaser and such Partial Option Purchaser has agreed to purchase, the Partial Option Property;

                  (iv) The Lessee shall have provided the Agent with evidence that Kerr-McGee and Nexen Petroleum Offshore U.S.A., Inc. have each consented to (i) the Partial Option Purchase Agreement and the transaction contemplated by the Partial Option Purchase Agreement and
         (ii) the admission of the Partial Option Purchaser as a party to the Joint Operating Agreement;

                  (v) The Lessee shall have paid or caused to be paid to the Agent (for distribution pursuant to Section 5(d)(xi)), out of Lessee's or the Partial Option Purchaser's funds (and not from Advances), the sum of (x) the Partial Option Purchase Price, (y) all Excluded Amounts and (z) all costs and expenses incurred by the Agent, the Lessor, the Owner Trustee and the Participants in connection with the Partial Option Closing and the preparation, execution and delivery of the documents evidencing Partial Purchase Option transaction (including the matters described in Section 24(a)(vi) and Section 24(b), including, all reasonable attorneys' fees and expenses incurred in connection with such transaction; and



                                                         Participation Agreement

                  (vi) The Lessee shall have provided the Agent with such other documents, instruments, information, agreements, consents, opinions of counsel and assurances, including, without limitation, any amendments to the Joint Operating Agreement or any of the Construction Documents, as may from time to time be reasonably requested by the Agent in connection with the Partial Purchase Option.

         (b) Subject to the satisfaction of each of the conditions set forth in
Section 24(a), at the Closing, the Lessor shall transfer to the Partial Option Purchaser by a quitclaim bill of sale, all of the Lessor's right, title and interest in and to the Partial Option Property on an "as is" "where is" and "with all faults" basis, without representation or warranty. Lessor and the Agent, as appropriate, shall also execute and deliver any appropriate and required partial releases of the Liens of (v) the Assignment of Leases and Rents, (w) the Lender Mortgage, (x) the Memorandum of Lease, (y) related UCC Financing Statements and (z) such other Operative Documents as Lessee shall reasonably require. Each of the foregoing documents and instruments shall be acceptable, in form and substance, to the Lessor and the Agent.

         (c) Lessee acknowledges and agrees that if for any reason the Partial Purchase Option Closing is not consummated on the Partial Option Closing Date then, the portion of the Property Balance equal to the Partial Option Purchase Price will accrue interest or Yield, as the case may be, at the Alternate Base Rate until such time as Lessee elects or is otherwise able to convert such rate of interest or Yield to the LIBO Rate pursuant to the Operative Documents.

SECTION 25. SALE OF WORKING INTEREST. Lessee covenants and agrees that it shall not directly or indirectly sell, convey, assign, transfer, encumber, or alienate all or any portion of its Working Interest (as defined in the Joint Operating Agreement); provided, that: (a) Lessee may sell a portion of its Working Interest to the Partial Option Purchaser in conjunction with the consummation of the Partial Purchase Option under Section 24 of this Participation Agreement (it being understood and agreed that Lessee shall only be entitled to sell to the Partial Option Purchaser a percentage of its Working Interest that is equal to and in the same proportion as the Partial Option Percentage); and (b) Lessee may sell its Working Interest contemporaneously with its purchase of the Property pursuant to Section 6(e) of the Lease.

                            [SIGNATURE PAGE FOLLOWS]



                                                         Participation Agreement

         IN WITNESS WHEREOF, the parties hereto have each caused this Participation Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first above written.

                                       ENERGY RESOURCE TECHNOLOGY, INC., a
                                       Delaware corporation, as Lessee,
                                       Construction Agent and Guarantor


                                       BY:
                                          --------------------------------------
                                       NAME:
                                            ------------------------------------
                                       TITLE:
                                             -----------------------------------


                                       CAL DIVE INTERNATIONAL, INC., a Minnesota corporation, as Parent Guarantor


                                       BY:
                                          --------------------------------------
                                       NAME:
                                            ------------------------------------
                                       TITLE:
                                             -----------------------------------



                                                         Participation Agreement

                                       CAL DIVE/GUNNISON BUSINESS TRUST NO.
                                       2001-1-1, a Delaware business trust, as
                                       Lessor and Owner Trustee


                                       BY:
                                          --------------------------------------
                                       NAME:
                                            ------------------------------------
                                       TITLE:
                                             -----------------------------------


                                       Wilmington Trust Company, not in its
                                       individual capacity, but solely as
                                       trustee of CAL DIVE/GUNNISON Business
                                       Trust No. 2001-1-1


                                       BY:
                                          --------------------------------------
                                       NAME:
                                            ------------------------------------
                                       TITLE:
                                             -----------------------------------


                                       WILMINGTON TRUST COMPANY, a Delaware
                                       banking corporation, not in its
                                       individual capacity, except to the extent expressly provided herein, but solely as Owner Trustee


                                       BY:
                                          --------------------------------------
                                       NAME:
                                            ------------------------------------
                                       TITLE:
                                             -----------------------------------



                                                         Participation Agreement

                                       BANK ONE, NA, as a Lender and as Agent
                                       for the Lenders


                                       BY:
                                          --------------------------------------
                                                 Ken Fatur
                                                 Director, Capital Markets


                                       BANC ONE LEASING SERVICES CORP., as a
                                       Certificate Holder


                                       BY:
                                          --------------------------------------
                                                 William Lacy
                                                 President



                                                         Participation Agreement